Exhibit 3.4

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

dated as of

December 1, 2011

of

MAJESTIC HOLDCO, LLC

A Delaware Limited Liability Company

THE UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT WERE ORIGINALLY ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. 1145, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW, AND TO THE EXTENT THE HOLDER OF THESE UNITS IS AN “UNDERWRITER” AS DEFINED IN SECTION 1145(B)(1) OF THE BANKRUPTCY CODE, SUCH UNITS MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. TRANSFER OF THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT IS FURTHER SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

THE UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER BY THE COLORADO, MISSISSIPPI AND INDIANA GAMING COMMISSIONS AND AS SET FORTH IN THIS AGREEMENT.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE UNITS IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE MISSISSIPPI GAMING COMMISSION. IF AT ANY TIME THE MISSISSIPPI GAMING COMMISSION FINDS THAT AN OWNER OF THE UNITS IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN THE STATE OF MISSISSIPPI, SUCH OWNER MUST DISPOSE OF SUCH UNITS AS PROVIDED BY THE LAWS OF THE STATE OF MISSISSIPPI AND THE REGULATIONS OF THE MISSISSIPPI GAMING COMMISSION THEREUNDER. SUCH LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH UNITS; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY, FOR SERVICES RENDERED OR OTHERWISE.

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE UNITS MAY REQUIRE APPROVAL OF THE COLORADO GAMING COMMISSION AND MAY REQUIRE THE OWNER OF SUCH UNITS TO APPLY FOR A FINDING OF SUITABILITY BY THE COLORADO GAMING COMMISSION PURSUANT TO THE COLORADO GAMING LAWS. IF AT ANY TIME THE COLORADO GAMING COMMISSION FINDS THAT AN OWNER OF THE UNITS IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN THE STATE OF COLORADO, SUCH OWNER MUST DISPOSE OF SUCH UNITS AS PROVIDED BY THE LAWS OF THE STATE OF COLORADO AND THE REGULATIONS OF THE COLORADO GAMING COMMISSION THEREUNDER. SUCH LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH UNITS; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY, FOR SERVICES RENDERED OR OTHERWISE.

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SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MAJESTIC HOLDCO, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is entered into as of December 1, 2011, by and among Majestic Holdco, LLC, a limited liability company organized pursuant to the Act, and each of the Persons listed on Schedule I that are Members as of the date hereof and the Persons who at any time hereafter become Members of the Company (each a “Member” and, collectively, the “Members”) or parties hereto as provided herein.

RECITALS:

WHEREAS, the Company was first formed in Indiana under the name “Majestic Holdco, LLC” by the filing of the Original Articles; and

WHEREAS, in connection with the Plan (as defined below), the Company converted from an Indiana limited liability company to a Delaware limited liability company.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Certain Definitions. The following terms used in this Agreement shall have the following meanings unless otherwise expressly provided herein:

“Accredited Investor” shall mean any Person that is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

“Act” shall mean the Delaware Limited Liability Company Act, as amended from time to time, and any successor thereto.

“Additional Member” shall mean any Person who becomes a Member in accordance with Section 4.1, Section 4.3, Section 4.5, Article XI or Article XII.

“Affiliate” shall mean, when used with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition the terms “controlling,” “controlled by” or “under common control” mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of Securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Affiliated Companies” shall mean those companies directly or indirectly affiliated or under common Ownership or Control with or by the Company, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws.

“Agreement” shall mean this Second Amended and Restated Limited Liability Company Agreement, including all amendments and/or restatements hereto adopted from time to time in accordance with Article XIV and the Act.

“Annual Budget” shall have the meaning set forth in Section 5.2.

“Annual Report” shall mean a consolidated and consolidating balance sheet at the end of each fiscal year and the related consolidated and consolidating statements of income or operations, members’ equity and cash flows for such fiscal year, setting forth, in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such statements to be audited and accompanied by a report and opinion of an independent certified public accountant to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a narrative report and a summary “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated subsidiaries for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts.

“Auction Notice” shall mean that notice of auction sent by the Company to an Unsuitable Person (or an Affiliate thereof) setting forth (a) the number and type of Units to be offered at auction by the Company and (b) the procedures and material terms upon which the auction will be conducted.

“Auction Threshold Price” shall mean the Minimum Bid Price or, if no Minimum Bid Price is specified on the applicable Auction Notice, the Fairness Opinion Price.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Section 11.10(d)(ii).

“Available Cash” shall mean, with respect to any applicable period, the cash of the Company less any amounts retained by the Company, at the reasonable discretion of the Board, to pay or provide appropriate reserves to meet current, anticipated or contingent Company obligations or expenditures.

“Bankruptcy” shall mean, with respect to any Person, that such Person:

(a) makes an assignment for the benefit of creditors;

(b) files a voluntary petition in bankruptcy;

(c) files a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding in the nature of the proceedings listed in (c) above;

(e) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of such Person’s assets and other properties; or

(f) has become the subject of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, which proceeding is not dismissed within one hundred twenty (120) days after commencement or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its assets and other properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

“Bankruptcy Code” shall have the meaning set forth in Section 4.6.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware.

“Barden Colorado” shall have the meaning set forth in Section 4.4(a).

“Baseline Value” shall have the meaning set forth in Section 4.2(c).

“Beneficiaries” shall mean, as to any Member that is an individual, such Member’s spouse, siblings or other immediate family members or any of their respective lineal descendants.

“Board” shall mean the Board of Managers of the Company created pursuant to Article V.

“Book Value” shall have the meaning set forth in Section 1.2 of Exhibit A.

“Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or permitted to close by law or executive order.

“Capital Account” shall mean, with respect to any Member, the account maintained for such Member in accordance with Article VIII.

“Capital Contribution” shall mean, with respect to any Member, the aggregate amount of money and initial Book Value of property (other than money) contributed or deemed contributed to the capital of the Company by such Member in accordance with Article VIII.

“Certificate of Formation” shall mean the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 1, 2011.

“Change of Control” shall mean (a) the Transfer of all or substantially all of the Company’s assets, (b) the Transfer of the outstanding Units of the Company or (c) the merger or consolidation of the Company with another Entity, in each case in clauses (b) and (c) above under circumstances in which the holders of a majority of the issued and outstanding Class A Units, immediately prior to such transaction, hold less than 50% of the outstanding Class A Units (or less than 50% of the voting power of the outstanding equity Securities of the surviving or resulting Entity, as the case may be) immediately following such transaction.

“Chapter 11 Plan Effective Date” shall have the meaning set forth in Section 2.2.

“Class A Members” shall mean Members that are Record Holders of Class A Units.

“Class A Units” shall have the meaning set forth in Section 4.2(a).

“Class B Members” shall mean Members that are Record Holders of Class B Units.

“Class B Units” shall have the meaning set forth in Section 4.2(a).

“Class Member Percentage” shall mean, with respect to any Member, with respect to Units of any class, a fraction, the numerator of which is the number of Units of such class held by such Member, and the denominator of which is the total number of Units of such class issued and outstanding at the time in question. The Class Member Percentage is set forth with respect to each Member with respect to each class of Units on Schedule I.

“Class Sharing Percentage” shall mean, at the time in question (which is, in the case of any matter on which Members are entitled to vote, the applicable Record Date), with respect to Class A Units or Class B Units, as the case may be, the percentage amount, if any, determined pursuant to the applicable clause of Section 9.1(a) for such class of membership interests.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Colorado Gaming Commission” shall have the meaning set forth in Section 4.4(a).

“Commission” shall mean the Securities and Exchange Commission.

“Committee” shall mean the Official Committee of unsecured Creditors appointed in In re: The Majestic Star Casino, LLC, et al., Case No.: 09-14136 (KG) under Chapter 11 of Title 11 of the United States Code by the United States Trustee for the District of Delaware on December 4, 2009 [Docket No. 84], with such additions and changes as may have occurred from time to time.

“Company” shall mean Majestic Holdco, LLC, a Delaware limited liability company, and any successor Entity.

“Company Minimum Gain” shall have the meaning set forth in Section 1.2 of Exhibit A.

“Competitive Business” shall have the meaning set forth in Section 7.4.

“Confidential Information” shall have the meaning set forth in Section 15.4.

“Controlled Affiliates” shall mean, when used with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition the terms “controlling,” “controlled by” or “under common control” mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, through the ability to exercise 33 1/3% or more of the voting power of such Person.

“Credit Agreement” shall mean that certain senior secured credit agreement, dated as of the Chapter 11 Plan Effective Date, by and among the Company and its subsidiaries, as borrowers, and Wells Fargo Capital Finance, Inc., as agent.

“Distribution” shall mean a Transfer of cash, Securities or other property made by the Company to any Member with respect to such Member’s Membership Interest pursuant to Article IX or Article XIII, or as otherwise expressly set forth herein.

“Drag-Along Notice” shall have the meaning set forth in Section 11.7(b).

“Drag-Along Outside Date” shall have the meaning set forth in Section 11.7(c).

“Drag-Along Purchaser” shall have the meaning set forth in Section 11.7(a).

“Drag-Along Right” shall have the meaning set forth in Section 11.7(a).

“Drag-Along Selling Members” shall have the meaning set forth in Section 11.7(a).

“Drag-Along Units” shall have the meaning set forth in Section 11.7(a).

“Dragged Members” shall have the meaning set forth in Section 11.7(a).

“Entity” shall mean, without limitation, foreign or domestic corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, unincorporated associations, business trusts, other trusts and estates.

“Excess Preemptive Allocation” shall have the meaning set forth in Section 4.7(e).

“Excess ROFR Portion” shall have the meaning set forth in Section 11.4(e).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Securities” shall mean (a) any series of Class B Units, (b) New Securities issued other than for cash in connection with a merger, purchase of assets or any other similar transaction, (c) any equity Securities issuable upon conversion or exercise of a New Security for which Preemptive Rights have already been granted, or (d) any Securities in the nature of “equity kickers” issued to financial institutions, lenders, lessors, brokers or similar Persons in connection with commercial credit arrangements, debt financings, equipment financings or similar transactions.

“Fair Market Value” shall mean, with respect to any property or asset, the fair market value of such property or asset as determined by the Board in its reasonable discretion.

“Fairness Opinion Price” shall mean, with respect to Units offered by the Company at auction pursuant to Section 4.5(c), the price that is (a) equal to the highest bid received by the Company pursuant to the auction procedures set forth in the applicable Auction Notice and (b) determined in an opinion issued by an investment banking firm selected by the Board to be fair, from a financial point of view, to the holder(s) of such Units.

“FINRA” shall have the meaning set forth in Section 11.10(f)(xiv).

“Forced Sale Agreement” shall have the meaning set forth in Section 4.5(a).

“Forced Sale Outside Date” shall have the meaning set forth in Section 4.5(a).

“Form S-1” shall mean Form S-1 under the Securities Act.

“Form S-3” shall mean Form S-3 under the Securities Act.

“Fully Participating Person” shall have the meaning set forth in Section 11.4(e).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems and related associated equipment and supplies.

“Gaming Authority” shall mean those federal, state and local governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or involved in the regulation of Gaming or Gaming Activities, including, without limitation, sale or service of alcoholic beverages and manufacturing and distributing gaming devices and other gaming and associated equipment, within any Gaming Jurisdiction.

“Gaming Jurisdictions” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted by the Company or any Affiliated Company.

“Gaming Laws” shall mean those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over Gaming or Gaming Activities, including, without limitation, sale or service of alcoholic beverages, manufacturing and distributing gaming devices and other gaming and associated equipment, in any jurisdiction.

“Gaming Licenses” shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements (a) issued by any Gaming Authority or Governmental Authority with regulatory and licensing authority over the sale or service of alcoholic beverages within any Gaming Jurisdiction or (b) necessary for or relating to the conduct of activities under Gaming Laws.

“Governmental Authority” shall mean any government or any agency, public or regulatory authority, licensing body, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any government or political subdivision thereof, in each case, whether foreign or domestic and whether national, federal, tribal, state, regional, local or municipal.

“Indemnitee” shall have the meaning set forth in Section 6.2.

“Information” shall have the meaning set forth in Section 11.10(f)(ix).

“Initial Significant Holder” shall have the meaning set forth in Section 5.1(b)(i).

“Inspectors” shall have the meaning set forth in Section 11.10(f)(ix).

“Investor Parties” shall have the meaning set forth in Section 4.11(a).

“Joinder Agreement” shall have the meaning set forth in Section 4.3(g).

“Lockup Period” shall have the meaning set forth in Section 11.10(e)(i).

“Majority Vote” shall mean, with respect to the Members, the affirmative vote of Class A Members owning more than 50% of the Class A Units and, with respect to the Board, the affirmative vote of more than 50% of the total number of votes of the Managers then in office at the time of the vote.

“Manager(s)” shall have the meaning set forth in Section 5.1(a).

“Member(s)” shall have the meaning set forth in the Preamble and includes any transferee of Units in accordance with the terms of this Agreement and any Additional Member.

“Member Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Section 1.6 of Exhibit A.

“Members’ Counsel” shall have the meaning set forth in Section 11.10(f)(ii).

“Membership Interest” shall mean (a) a Member’s entire equity interest in the Company, including such Member’s economic interest, the right to vote on Company matters, and the right to receive information concerning the business and affairs of the Company, in each case, to the extent expressly provided in this Agreement or required by the Act and (b) any equity interest in any other Entity or Entities created through any Solvent Reorganization.

“Membership Share Percentage” shall mean, with respect to any Member, with respect to all Units, a fraction, the numerator of which is the number of all Units held by such Member and the denominator of which is the total number of all Units issued and outstanding at the time in question.

“Minimum Bid Price” shall mean, with respect to Units offered by the Company at auction pursuant to Section 4.5(c), the appropriate bid price based on fair market value, as determined by an independent nationally recognized appraiser with expertise in the gaming industry selected by the Board.

“Monthly Report” shall mean a copy of the unaudited interim financial statements of the Company and its consolidated subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and related statements of income and cash flow.

“New Securities” shall have the meaning set forth in Section 4.7(a).

“New Senior Secured Notes” shall mean the senior secured 12.5% notes, dated as of the Chapter 11 Plan Effective Date, due on the fifth anniversary of the Chapter 11 Plan Effective Date, issued pursuant to the Senior Secured Notes Indenture, which shall be secured by a second lien on all of the assets of the Company and its subsidiaries to the extent permitted by law, and issued pursuant to the Senior Secured Notes Indenture.

“Non-Disclosure Agreement” shall have the meaning set forth in Section 7.6.

“Non-Public Information” shall have the meaning set forth in Section 7.7(a).

“Offered Price” shall have the meaning set forth in Section 11.4(b).

“Offeree” shall have the meaning set forth in Section 11.4(a).

“Offeror” shall have the meaning set forth in Section 11.4(a).

“Officer” shall mean an officer of the Company elected or appointed pursuant to Section 5.4.

“Order” shall have the meaning set forth in Section 2.2.

“Original Articles” shall mean the articles of organization of the Company filed on September 28, 2005 with the Secretary of State of the State of Indiana.

“Original Senior Notes Holders” shall have the meaning set forth in Section 5.1(d)(i).

“Other Indemnitors” shall mean (a) any employer of an Indemnitee, (b) any Entity in which an Indemnitee is a partner, member or equity holder, (c) any Entity for whom an Indemnitee is serving as a Manager of the Company at the request of such Entity, and (d) any insurer of an Other Indemnitor, and in each such case, the Indemnitee has certain rights to indemnification or insurance provided by such Entity in connection with their service as a Manager of the Company.

“Outside Issuance Date” shall have the meaning set forth in Section 4.7(f).

“Outside Transfer Date” shall have the meaning set forth in Section 11.4(f).

“Ownership or Control” (and derivatives thereof) shall mean (a) ownership of record, (b) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the Commission under the Exchange Act, (c) the power to direct and manage, by agreement, contract, agency or other manner, the voting or management rights or Transfer of the Units, and (d) definitions of ownership or control under applicable Gaming Laws.

“Permitted Transfer” shall mean a Transfer by any Member or any of its Permitted Transferees of any or all of its Units to one (1) or more Permitted Transferees in which such transferee agrees in writing prior to effecting the Transfer to be bound by the terms and provisions of this Agreement; provided, however, that any such Transfer shall be void ab initio if on any date thereafter such transferee ceases to be a Permitted Transferee and such Transfer would not otherwise be permitted under this Agreement (other than a Permitted Transfer to a Permitted Transferee pursuant to clause (a) of the definition thereof and such Permitted Transferee ceases to be a Member as a result of the subsequent Transfer of all of its Units to another transferee(s)).

“Permitted Transferee” shall mean (a) as to any Member that is an Entity, (i) any Controlled Affiliate, general partner, managing member or other parent Entity of such Member or any Affiliate of such general partner, managing member or other parent Entity (excluding portfolio companies), (ii) any partnership, limited partnership, limited liability company, corporation or other Entity organized, formed or incorporated and managed or controlled by such Member, its general partner or managing member or an Affiliate of its general partner or managing member (excluding portfolio companies) as a vehicle for purposes of making investments or (iii) any stockholder, member, or limited, special or general partners as a distribution by an Entity to its stockholders, members, or partners and (b) as to any Member that is an individual, (i) his Beneficiaries for no consideration or (ii) any trust, corporation, limited liability company, partnership or other Entity which was organized, formed or incorporated for the benefit of his Beneficiaries and whose voting control is vested in such individual Member or in a Person reasonably acceptable to the Board.

“Person” shall mean any individual or any Entity.

“Plan” shall mean the Company’s and its Affiliates’ Joint Plan of Reorganization filed on March 9, 2011 in the Bankruptcy Court (as may be further amended from time to time).

“Preemptive Allocation” shall have the meaning set forth in Section 4.7(c).

“Preemptive Exercise Notice” shall have the meaning set forth in Section 4.7(c).

“Preemptive Right” shall have the meaning set forth in Section 4.7(c).

“Preemptive Rights Holder” shall have the meaning set forth in Section 4.7(a).

“Preemptive Rights Notice” shall have the meaning set forth in Section 4.7(a).

“Preemptive Rights Period” shall have the meaning set forth in Section 4.7(c).

“Primary Shares” shall mean, at any time, authorized but unissued Reclassified Securities.

“Prior Agreement” shall have the meaning set forth in Section 2.2.

“Profits” and “Losses” shall mean an amount equal to the Company’s taxable income or loss, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c) in the event the Book Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Book Value” in Exhibit A the amount of such adjustment shall be taken into account as gain or loss from the Transfer of such asset for purposes of computing Profits or Losses;

(d) gain or loss resulting from any Transfer of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the Company property disposed of, notwithstanding that the adjusted tax basis of such Company property differs from its Book Value;

(e) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation, computed in accordance with the definition of “Depreciation” in Exhibit A;

(f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the Transfer of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) notwithstanding any other provision of this definition of “Profits” and “Losses,” any items that are specially allocated pursuant to Section 2 or Section 3 of Exhibit A shall not be taken into account in computing Profits or Losses.

“Proposed Purchaser” shall have the meaning set forth in Section 11.4(a).

“Proposed Third Party Sale” shall have the meaning set forth in Section 11.6(a).

“Purchase and Tag-Along Notice” shall have the meaning set forth in Section 11.4(c).

“Qualified Holder” shall mean any Member who (together with its Affiliates) holds 5% or more of the Class A Units.

“Qualified Holder’s Percentage” shall mean, with respect to any Qualified Holder, with respect to Units of any class, a fraction, the numerator of which is the number of Units of such class held by such Qualified Holder, and the denominator of which is the total number of Units of such class issued and outstanding by all Qualified Holders at the time in question.

“Qualified IPO” shall mean the closing of the first public offering of and sale of Securities of the Company (or UPCO or any other Entity or Entities created through a Solvent Reorganization or designated by the Board) other than on Form S-4 or S-8 or their equivalent, pursuant to an effective registration statement filed by the Company (or UPCO or any other Entity or Entities created through a Solvent Reorganization or designated by the Board), under the Securities Act, with aggregate gross proceeds to the Company (or UPCO or any other Entity or Entities created through a Solvent Reorganization or designated by the Board) of at least $50,000,000.

“Quarterly Report” shall mean a copy of the unaudited interim financial statements of the Company and its consolidated subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and related statements of income and cash flow, and a summary “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated subsidiaries for such fiscal quarter.

“Recipient” shall have the meaning set forth in Section 7.6.

“Reclassified Securities” shall have the meaning set forth in Section 11.9.

“Record Date” shall mean the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or Distribution or to participate in any offer.

“Record Holder” shall mean the Person in whose name a Unit is registered on the books of the Company as of the opening of business on a particular Business Day, or, with respect to other Securities, the Person in whose name any such other Security is registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Redemption Date” shall mean the date set forth in the Redemption Notice by which the Units Owned or Controlled by an Unsuitable Person are to be redeemed by the Company.

“Redemption Notice” shall mean that notice of redemption sent by the Company to an Unsuitable Person (or an Affiliate thereof) setting forth (a) the number and type of Units to be redeemed and (b) the Redemption Price and the manner of payment therefor.

“Redemption Price” shall mean the Fair Market Value of any Units to be redeemed pursuant to Section 4.5(b) as of the date of the applicable Redemption Notice. The Redemption Price may be paid in cash, by promissory note, or a combination of both, as determined by the Board in its sole discretion; provided that in the event that the Company elects to pay all or a portion of the Redemption Price with a promissory note, such promissory note shall (a) be unsecured and subordinated to the Company’s other indebtedness, (b) bear no interest and (c) be due in full upon the earlier of (x) fifteen (15) years from the date of issuance or (y) the date of the dissolution and final termination of the Company.

“Registrable Shares” shall mean, at any time, all Class A Units, and any Reclassified Securities issued in respect of or in exchange for Class A Units, held by Members which have not theretofore been sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

“Registration Date” shall mean the date on which the registration statement pursuant to a Qualified IPO shall have been declared effective.

“Removed Senior Notes Manager” shall have the meaning set forth in Section 5.1(d)(ii).

“Replacement Manager” shall have the meaning set forth in Section 5.1(d)(ii).

“Representatives” shall have the meaning set forth in Section 15.4.

“Right of First Refusal” shall have the meaning set forth in Section 11.4(c).

“ROFR Portion” shall have the meaning set forth in Section 11.4(c).

“Rule 144” shall mean Rule 144 of the Securities Act.

“Rule 144A” shall mean Rule 144A of the Securities Act.

“Runoff Election” shall have the meaning set forth in Section 5.1(h).

“Safe Harbor” shall have the meaning set forth in Section 10.5.

“Securities” shall mean equity securities, subscriptions, notes, bonds, debentures, claims and other causes of action, matured or unmatured, contingent or otherwise, of creditors and equity holders of any Person, or against any Person, including both “claims” and “interests” as defined under the Bankruptcy Code, and other instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities and other debt securities of any Person and all warrants, rights and options relating to any of the foregoing (including, without limitation, put and call options and rights) and other property or interests commonly regarded as securities, or any form of interest or participation therein.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Notes” shall mean the 9.75% senior notes due January 15, 2011, issued pursuant to the indenture, dated December 21, 2005, by and among The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. II, as issuers, and the Majestic Star Casino II, Inc., Barden Mississippi Gaming, LLC and Barden Colorado Gaming, LLC, as guarantors, and Law Debenture Trust Company of New York, as successor to The Bank of New York Mellon Trust Company, N.A., as indenture trustee.

“Senior Notes Manager” shall have the meaning set forth in Section 5.1(b)(ii).

“Senior Notes Manager Initial Term” shall have the meaning set forth in Section 5.1(b)(ii).

“Senior Notes Significant Holder” shall have the meaning set forth in Section 5.1(d)(ii).

“Senior Secured Credit Facility” shall mean the $58 million senior secured credit facility with a term of three (3) years following the Chapter 11 Plan Effective Date, with an interest rate per annum equal to (a) the Base Rate (as defined in the Credit Agreement) plus 3.50% or (b) the LIBOR Rate (as defined in the Credit Agreement) plus 4.75%, which shall be secured by a first lien on all of the assets of the Company and its subsidiaries to the extent permitted by law.

“Senior Secured Notes” shall mean the 9.5% senior secured notes due October 15, 2010, issued pursuant to the indenture, dated October 7, 2003, and the supplemental indentures, each dated as of December 21, 2005, by and among The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp., as issuers, and Majestic Holdco, the Majestic Star Casino II, Inc., The Majestic Star Casino Capital Corp. II, Barden Mississippi Gaming, LLC and Barden Colorado Gaming, LLC, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee.

“Senior Secured Notes Indenture” shall mean that certain indenture, dated as of the Chapter 11 Plan Effective Date, by and among the Company and its subsidiaries and any issuing Entity the Company may form, as obligors, and Wilmington Trust, National Association, as indenture trustee, which shall be qualified under the United States Trust Indenture Act of 1939, as amended, pursuant to section 1145(d) of the Bankruptcy Code.

“Senior Secured Notes Manager” shall have the meaning set forth in Section 5.1(b)(i).

“Shelf Registration” shall have the meaning set forth in Section 11.10(d)(i).

“Shelf Registration Effectiveness Period” shall have the meaning set forth in Section 11.10(d)(i).

“Solvent Reorganization” shall mean any solvent reorganization of the Company, including by merger, consolidation, recapitalization, Transfer or sale of equity Securities or assets, or contribution of assets and/or liabilities, or any liquidation, exchange of Securities, conversion of Entity, migration of Entity, formation of new Entity, or any other transaction or group of related transactions (in each case other than to or with an unaffiliated third party), in which:

(a) all holders of the same class of Securities of the Company are offered the same amount of consideration in respect of such Securities; and

(b) all holders’ economic interests in the Company, relative to each other and all other holders of Securities of the Company, are preserved.

“Start Value” shall mean the hypothetical liquidation value (determined on a going concern basis) of the Class A Units (i.e., Book Value of the Company’s assets, reduced by the aggregate amount of the Company’s liabilities (but limited, in the case of liabilities that are non-recourse for non-tax purposes, to the collateral securing or otherwise available to satisfy such liabilities)) on the first Business Day following the Chapter 11 Plan Effective Date, which value shall be determined by the Board, by a Supermajority Vote of the Board, as soon as possible after the Chapter 11 Plan Effective Date, but in no event later than thirty (30) days after the Chapter 11 Plan Effective Date or upon such other date as determined by the Board.

“Subject Units” shall have the meaning set forth in Section 11.4(a).

“Subscribing Preemptive Rights Holder” shall have the meaning set forth in Section 4.7(e).

“subsidiary” shall mean, with respect to any Person, any corporation, association, partnership, limited liability company or other business Entity of which 50% or more of the total voting power of equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one (1) or more subsidiaries of such Person, or (c) one (1) or more subsidiaries of such Person.

“Supermajority Vote of the Board” shall mean the affirmative vote of at least a majority of the Managers, which majority shall include, during the period there is a Senior Notes Manager, at least one (1) Senior Notes Manager, and during the period there is a Senior Secured Notes Manager, at least one (1) Senior Secured Notes Manager.

“Supermajority Vote of the Members” shall mean the affirmative vote of Class A Members holding 66 2/3% or more of the Class A Units.

“Tag-Along Right” shall have the meaning set forth in Section 11.5(a).

“Tag-Along Units” shall have the meaning set forth in Section 11.5(a).

“Tagging Members” shall have the meaning set forth in Section 11.5(a).

“Tax Distribution” shall have the meaning set forth in Section 9.1(b).

“Taxing Jurisdiction” shall mean the taxing jurisdiction of the federal government and of any state, local or foreign government that collects tax, interest or penalties, however designated, on any Member’s share of the income or gain attributable to the Company.

“Third Party Outside Date” shall have the meaning set forth in Section 11.6(a).

“TMP” shall have the meaning set forth in Section 10.3.

“Transfer” shall mean a sale, assignment, gift, exchange, in kind transfer or other pledge, encumbrance, hypothecation or mortgage, or any other transfer by law or otherwise, except that the term “Transfer” shall not include any lien, pledge, encumbrance, hypothecation or mortgage in favor of the agent under the Credit Agreement or in favor of the indenture trustee or the collateral agent under the Senior Secured Notes Indenture.

“Transfer Agent” shall mean American Stock Transfer & Trust Company; or such other bank, trust company or other Person (including the Company or one (1) of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for the Units.

“Treasury Regulations” shall mean the permanent, temporary or proposed regulations issued by the Department of the Treasury that are promulgated under the Code, as such regulations may be amended from time to time.

“Units” shall mean all Class A Units and Class B Units held at any time during the term of this Agreement by any Member, and shall include any Securities issued in respect of or in exchange for such Class A Units or Class B Units (including Reclassified Securities), whether by way of dividend or other Distribution, split, reverse split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Unsuitable Manager” shall mean a Manager who is an Unsuitable Person.

“Unsuitable Officer” shall mean an Officer who is an Unsuitable Person.

“Unsuitable Person” shall mean a Manager, Member, Officer, agent or employee of the Company, or an Affiliate of any such Person, who (a) is denied a Gaming License by a Gaming Authority in any Gaming Jurisdiction, disqualified from eligibility for a Gaming License in any Gaming Jurisdiction, determined to be unsuitable to Own or Control a Membership Interest or determined by a Gaming Authority to be unsuitable to be connected with a Person engaged in Gaming Activities in any Gaming Jurisdiction or (b) in the good faith determination of the Board based upon advice of counsel after consultation with a Gaming Authority, (i) is in jeopardy of being or likely to be deemed unsuitable or who has been informed by a Gaming Authority that he will not be found suitable and (ii) whose continued involvement in the business of the Company as a Manager, Officer, agent, employee, or Member is deemed likely to preclude or materially delay, impede, impair or jeopardize the Company’s or any Affiliated Company’s application for or ability to obtain, right to the use of or ability to reinstate or retain any Gaming License, or to result in the imposition of materially burdensome terms of or conditions on any Gaming License or (c) is per se unsuitable pursuant to the Gaming Laws of any Gaming Jurisdiction.

“Unvested Distribution Amount” shall have the meaning set forth in Section 9.1(a)(iii)(B).

“UPCO” shall mean a newly formed corporation as described in Section 4.16.

“WKSI” shall have the meaning set forth in Section 11.10(d)(ii).

Section 1.2 Construction of Terms; Captions.

(a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

(c) As used in this Agreement, the phrases “this Agreement,” “any provision of this Agreement,” “the provisions of this Agreement” and derivative or similar phrases, and the terms “hereof,” “herein,” “hereby,” “hereunder” and derivative or similar words, shall refer to this entire Agreement and not to any particular Article, Section, paragraph or other subdivision, and the terms “Article,” “Section” and “paragraph” refer to the specified Article, Section or paragraph of this Agreement.

(d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(e) Unless the context requires otherwise, the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter.

(f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

(g) The word “or” is not exclusive, and the word “includes” and its derivatives shall mean “includes, but is not limited to” and corresponding derivative expressions.

(h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

(i) All references herein to “$” or “dollars” shall refer to U.S. dollars.

(j) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

(k) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

(l) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(m) Each Exhibit and Schedule hereto is incorporated herein by reference and made a part hereof for all purposes, and references to this Agreement shall include each such Exhibit and Schedule unless the context shall otherwise require.

ARTICLE II.

FORMATION OF COMPANY

Section 2.1 Agreement; Effect of Inconsistencies with Act. The Members hereby adopt this Agreement as the limited liability agreement of the Company, to set forth the rules, regulations and provisions regarding the management of the business of the Company, the governance of the Company, the conduct of its business and the rights and privileges of its Members. The Members agree to the terms and conditions of this Agreement, as it may from time to time be amended, supplemented or restated according to its terms. The powers and authorities granted by this Agreement are subject to the provisions of the Act and the Gaming Laws in all applicable jurisdictions. To the extent any provision of this Agreement is prohibited or ineffective under the Act or any other law, this Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Act or such other law. If the Act or applicable law is subsequently amended or interpreted in such a way as to validate a provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. Each Member shall be entitled to rely on the provisions of this Agreement, and no Member shall be liable to the Company or to any other Member for any action or refusal to act taken in good faith reliance on this Agreement. Notwithstanding anything herein to the contrary, Section 18-210 of the Act (entitled “Contractual Appraisal Rights”) shall not apply or be incorporated into this Agreement.

Section 2.2 Effective Date and Term. This Agreement is effective as of the date first above written. The Company commenced on the date the Original Articles were filed with the Secretary of State of the State of Indiana and shall continue in existence until it is dissolved and terminated in accordance with the terms hereof. This Agreement amends and restates the Amended and Restated Limited Liability Company Agreement of the Company dated as of December 1, 2011 (the “Prior Agreement”). A draft of this Agreement, substantially similar to this Agreement, was filed with the Bankruptcy Court pursuant to the Plan. The Plan was confirmed by an order of the Bankruptcy Court, dated March 10, 2011 in In re: The Majestic Star Casino, LLC, et al., Case No.: 09-14136 (KG) under Chapter 11 of Title 11 of the United States Code (the “Order”) and became effective December 1, 2011 (the “Chapter 11 Plan Effective Date”). Pursuant to the Order and as set forth in the Plan, among other things, all equity Securities of the Company issued and outstanding immediately prior to the Chapter 11 Plan Effective Date were discharged, terminated and cancelled. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

Section 2.3 Name. The name of the Company shall be “Majestic Holdco, LLC”. The Company may adopt and conduct its business under such assumed or trade names as the Board may from time to time determine. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.4 Registered Agent and Office. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate of Formation. The Board may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of the State of Delaware. If the registered agent ceases to act as such for any reason or the location of the registered office shall change, the Board shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.

Section 2.5 Principal Executive Office. The principal executive office of the Company is located at 301 Fremont Street, 12th Floor, Las Vegas, NV 89109. The Company may locate its principal executive office at any other place or places as the Board may, from time to time, deem advisable. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board determines to be necessary or appropriate.

Section 2.6 Foreign Qualification. The President and Chief Executive Officer, Chief Financial Officer, any Vice President, the Secretary and any Assistant Secretary of the Company are, and each of them individually is, hereby authorized to qualify the Company to do business as a foreign limited liability company in any state or territory in the United States in which the Company may wish to conduct business, and each is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate of Formation, any other certificates and any amendments or restatements thereof necessary for the Company (subject to any required consent of the Members) to so qualify to do business in any such state or territory.

ARTICLE III.

BUSINESS OF COMPANY

Section 3.1 Permitted Businesses. The Company’s purposes, and the nature of the business to be conducted and promoted by the Company, are (a) subject to any limitations set forth herein, to engage in the transaction of any lawful business for which a limited liability company may be organized under the Act and (b) to engage in all lawful activities and to enter into, exercise the rights and enjoy the benefits under, and discharge the obligations of the Company pursuant to, all contracts, agreements, and other instruments which are necessary or suitable for or incidental to the accomplishment and conduct of the foregoing purposes in clause (a). The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in this Section 3.1 and for the protection and benefit of the Company.

Section 3.2 Fiscal Year. The fiscal year of the Company shall end on December 31.

ARTICLE IV.

MEMBERS AND UNITS

Section 4.1 Members.

(a) The identity, address and e-mail address of each Member, the number and class of Units held by such Member and such Member’s Class Member Percentage is set forth on Schedule I attached hereto, which Schedule may be amended from time to time by the appropriate Officers of the Company to reflect the admission, removal or substitution of any Member, the issuance of any new or additional Securities to such Persons and the address of any Member, in each case effected in accordance with the terms of this Agreement.

(b) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Units and becomes the Record Holder of such Units in accordance with the provisions of Article XI or Article XII hereof.

(c) Notwithstanding anything herein to the contrary, the Company shall be entitled to recognize the Record Holder as the owner of Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any national securities exchange on which such Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Units.

Section 4.2 Classes of Membership Interests.

(a) Each Member’s relative rights, privileges, preferences and obligations with respect to the Members are represented by that Member’s Units. There shall initially be two (2) classes of membership interests: (i) a class consisting of Class A membership interests, each unit of which shall be referred to herein as a “Class A Unit”; and (ii) a class consisting of Class B membership interests, each unit of which shall be referred to herein as a “Class B Unit”. A Member’s relative rights, privileges, preferences and obligations with respect to the Units will be determined under this Agreement. Each class of Units of the Company shall have the rights and privileges accorded such class as are set forth in this Agreement.

(b) Class A Units have all the rights, privileges, preferences, and obligations specifically provided for in this Agreement. Except as specifically provided in this Agreement to the contrary, the Class A Units will be entitled to share in Distributions only if and to the extent set forth in Article IX and Article XIII. Except as specifically provided in this Agreement, each Record Holder of Class A Units shall be entitled to vote for all matters for which the vote of the Class A Members may be permitted or required hereunder or under the Act in accordance with such Member’s Class Member Percentage with respect to the Class A Units held by such Member. The Company and the Members agree that the aggregate Capital Account balance as of the Chapter 11 Plan Effective Date with respect to the Class A Units held by the respective Class A Members shall be equal to their proportionate share of the Start Value. The Start Value shall be allocated to Capital Account balances of each Class A Member as of the Chapter 11 Plan Effective Date proportionately in accordance with the number of Class A Units held by such Member as of such date. The Start Value and the allocation of the Start Value shall be used consistently by all parties (including the Company and the Members) for all federal income tax purposes.

(c) Class B Units may only be issued to managers (including Managers), officers (including Officers), employees or consultants of or to the Company or any of its subsidiaries pursuant to a management incentive program approved by the Board. The Class B Units may be issued in one (1) or more series and shall have the rights, privileges, preferences, and obligations as designated by the Board and may be issued as “profits interests” within the meaning of Section 2.02 of Revenue Procedure 93-27, 1993-2 C.B. 343 as modified by Revenue Procedure 2001-43, 2001-2 C.B. 191. Class B Members shall not be entitled to vote on any matters submitted to a vote of the Members. In connection with each issuance of Class B Units, the Board shall determine the Fair Market Value of the aggregate Members’ equity in the Company on each of the issuance dates of such Class B Units. If the Class B Units are intended by the Board to be treated for United States federal income tax purposes as “profits interests,” (i) the Class B Units shall be structured so as to have no liquidation value as of the date of issuance (i.e., have no right to Distributions if the assets were sold as a going concern at fair market value as of the issuance date and the proceeds were distributed to the Members); (ii) in connection with each issuance of Class B Units, the Board will determine, by whatever means or methods it deems appropriate, the fair value of the aggregate Members equity in the Company on each of the issuance dates of such Class B Units (i.e., Book Value of the Company’s assets, reduced by the aggregate amount of the Company’s liabilities (but limited, in the case of liabilities that are non-recourse for non-tax purposes, to the collateral securing or otherwise available to satisfy such liabilities), as increased by any additional Capital Contributions after such issuance, the “Baseline Value”); and (iii) such Class B Units shall not participate in any Distributions under Section 9.1 to the extent the amount being distributed is attributable to the Baseline Value as of the time such Class B Units were granted. Class B Units issued at the same Baseline Value shall be treated as one (1) subclass of Class B Units.

(d) The number of Class B Units issued as a percentage of all Units shall not exceed 10% of the number of Units of the Company at any time.

Section 4.3 Issuances of Additional Securities.

(a) Subject to the provisions set forth in this Section 4.3 and the requirements of the Act and other applicable laws, the Company shall from time to time issue Class A Units on a delayed basis as provided in Section IX.F. of the Plan, in accordance with the Plan and subject to the limitations set forth in Section IX.C.5. of the Plan.

(b) Subject to the approval rights and other provisions set forth in this Agreement (including, without limitation, Section 4.2(d)) and the requirements of the Act and other applicable laws, the Company may, at any time, and from time to time, issue or take subscriptions for additional Units or other classes of membership interests or other Securities without the consent of the Members.

(c) The consideration for subscriptions to, or the purchase of, such Securities shall be paid in such form and in such manner as the Board shall determine. In the absence of actual fraud, manifest error or self-dealing in the transaction, the judgment of the Board as to the value of such consideration shall be conclusive.

(d) Subject to the provisions set forth in this Section 4.3, Section 4.14 and Section 14.1, the Board shall have the power to create and cause the Company to issue, whether or not in connection with the issue and sale of any Units or other Securities of the Company, rights or options entitling the holders thereof to purchase from the Company any Units or other Securities of any class or series (whether or not such class or series have theretofore been created), such rights or options to be evidenced by such instrument(s) as shall be approved by the Board. The terms upon which, including the time(s) (which may be limited or unlimited in duration) at or within which, and the price(s) at which any such Units or other Securities may be purchased from the Company upon the exercise of any such right or option shall be on such terms as stated in a resolution adopted by the Board providing for the creation and issue of such rights or options and, in every such case, shall be set forth or incorporated by reference in the instrument(s) evidencing such rights or options. In the absence of actual fraud, manifest error or self-dealing in the transaction, the judgment of the Board as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

(e) The Company shall not issue any Securities except in accordance with the provisions of applicable Gaming Laws. The issuance of any Securities in violation thereof shall be void ab initio until (i) the Company ceases to be subject to the jurisdiction of any Gaming Authority or (ii) each applicable Gaming Authority shall, by affirmative action, validate the issuance or waive any defect in such issuance.

(f) All Units shall at all times be subject to and governed by the applicable Gaming Laws in each Gaming Jurisdiction in which the Company or any Affiliated Companies conduct Gaming Activities, including any requirement that the holder file applications for Gaming Licenses with, or provide information to, applicable Gaming Authorities. To the extent required under applicable Gaming Laws, each Member (and its Affiliates) must be individually registered, licensed or found suitable according to the provisions of all applicable Gaming Laws, and every issuance of Units is void unless approved in advance by the applicable Gaming Authority, unless the applicable Gaming Authority does not grant advance approvals or require advance approval with respect to such issuance. No Person may become a Member until all required prior approvals of the applicable Gaming Authority are obtained.

(g) The Company shall not issue any Units unless the proposed recipient executes and delivers to the Company a Joinder Agreement substantially in the form attached hereto as Exhibit B (“Joinder Agreement”), assuming and agreeing to be bound by all of the terms and conditions of this Agreement and to be a Member hereunder.

Section 4.4 Initial Suitability Determinations – Colorado.

(a) If, prior to the date on which the Colorado Limited Gaming Control Commission (the “Colorado Gaming Commission”) approves the change in control transaction described in the Plan, either the Initial Significant Holder or the Senior Notes Significant Holder determines, on the advice of counsel, that it may be deemed an Unsuitable Person, such holder may notify the Board of such determination and that it is exercising its right to cause the Company to sell all of the equity interests or all of the assets of Barden Colorado Gaming, LLC (“Barden Colorado”). Upon delivery of such notice (i) notwithstanding Section 5.1(i) and the limitations set forth in Section 5.7(e), the Board shall promptly authorize and cause the Company to conduct a process for the sale of the equity interests or all of the assets of Barden Colorado and (ii) the Company and its subsidiaries, as applicable, shall use best efforts to promptly (or within such time period required under applicable Gaming Laws or by the Colorado Gaming Commission) enter into a binding agreement to sell all of the equity interests or all of the assets of Barden Colorado to a third party and, subject to applicable Gaming Laws, consummate such transaction as soon as practicable thereafter.

(b) To the extent that the Company is unable to sell all of the equity interests or all of the assets of Barden Colorado as provided in Section 4.4(a), the Company shall work with the Gaming Authority, the Initial Significant Holder and the Senior Notes Significant Holder to structure a transaction with respect to Barden Colorado and the Unsuitable Person that will be in compliance with the Gaming Laws.

(c) Subject to any other requirements under applicable Gaming Laws or by a Gaming Authority having jurisdiction over a Gaming License held by the Company or any Affiliated Company, the Initial Significant Holder or the Senior Notes Significant Holder who provides notice pursuant to Section 4.4(a) shall not be required to comply with Section 4.5(a).

Section 4.5 Finding of Unsuitability.

(a) If a Gaming Authority or the Board, in good faith based upon advice of counsel after consultation with a Gaming Authority, notifies a holder of Units or the Company that such holder is an Unsuitable Person, subject to applicable Gaming Laws and the provisions of Section 4.4 and Section 11.2, the Unsuitable Person shall, within sixty (60) days of receiving notice pursuant to this Section 4.5(a) (or such other time period required under applicable Gaming Laws or by a Gaming Authority having jurisdiction over a Gaming License held by the Company or any Affiliated Company), (i) provide the applicable Gaming Authority sufficient information or take such curative action to satisfy the Gaming Authority that such person is not, or no longer is, an Unsuitable Person or (ii) enter into a binding agreement (the “Forced Sale Agreement”) to sell all Units then Owned or Controlled by such Unsuitable Person to a third party that is not an Unsuitable Person and, if such Units include Class A Units, deliver the Forced Sale Agreement to the other Class A Members as set forth in Section 11.4(a), which delivery shall constitute an Offer Notice pursuant to Section 11.4(a) solely for purposes of the Right of First Refusal. The transaction pursuant to the Forced Sale Agreement shall (subject to any other time period required under applicable Gaming Laws or by a Gaming Authority having jurisdiction over a Gaming License held by the Company or any Affiliated Company) be consummated no later than thirty (30) days after the date of the Forced Sale Agreement (the

“Forced Sale Outside Date”); provided that if the transferee in such transaction is required by one or more Gaming Authorities having jurisdiction over a Gaming License held by the Company or any Affiliated Company to be determined to be suitable in connection with such transaction, the Forced Sale Outside Date shall be extended during the period in which such transferee diligently pursues the applicable suitability determinations until the expiration of five (5) Business Days after all such determinations of suitability have been received; provided, further, that in no event shall the closing occur later than one hundred eighty (180) days following the date of the Forced Sale Agreement unless such time period is extended by the Board based upon information received from a Gaming Authority that a longer period of time is required before such Gaming Authority will make a determination of suitability. Any sale of Units Owned or Controlled by an Unsuitable Person pursuant to this Section 4.5(a) shall be subject to the Right of First Refusal but shall not be subject to the Tag-Along Right and shall not be permitted to exercise the Drag-Along Right. The time periods for providing notices and to close any such transaction subject to the Right of First Refusal shall be shortened as necessary to comply with the timing for the sale of the Units required or recommended by the Gaming Authority. The failure to enter into a Forced Sale Agreement or close a transaction as provided in this Section 4.5(a) shall not be a breach of this Agreement.

(b) If a Gaming Authority or the Board, in good faith based upon advice of counsel after consultation with a Gaming Authority, notifies a holder of Units or the Company that such holder is an Unsuitable Person, at the sole discretion of the Board, the Units Owned or Controlled by any Unsuitable Person who holds less than 5% of the Units outstanding shall be redeemable by the Company at any time. Any such redemption shall be subject to the Right of First Refusal as if it were a Transfer, provided that the consideration for any such Transfer pursuant an exercise of the Right of First Refusal must consist solely of cash. The time periods for providing notices and to close any such transaction subject to the Right of First Refusal shall be shortened as necessary to comply with the timing for the sale of the Units required or recommended by the Gaming Authority. If the Company elects to redeem such Units, the Company shall send a Redemption Notice to the Unsuitable Person or its Affiliate and shall purchase the Units on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. On the date on which a Redemption Notice has been sent to an Unsuitable Person, or an Affiliate of an Unsuitable Person, and a sum sufficient to redeem such Units has been set aside to satisfy the Redemption Price, such Units called for redemption shall not be deemed outstanding for any purpose and all rights of the holder of such Units, as such, except the right to receive the Redemption Price in respect of the Units so redeemed, shall cease.

(c) In the event that a holder of Units who is an Unsuitable Person fails to comply with the provisions of Section 4.5(a), the Company shall have the right to conduct an auction for the sale of all Units Owned or Controlled by such Unsuitable Person, which auction may include the use of a broker or investment bank. If the Company elects to conduct an auction for the sale of such Units, the Company shall send an Auction Notice to the Unsuitable Person or its Affiliate, as applicable, and shall sell the Units pursuant to the procedures set forth in the Auction Notice. The Company shall have the right to conduct such auction on behalf of the Unsuitable Person pursuant to the power and authority granted to the Company by such holder under Section 4.19 at a price that is no less than the Auction Threshold Price. The Company shall be authorized to incur reasonable costs for the auction sale of all Units Owned or Controlled by the Unsuitable Person, including brokers’ commissions, legal fees and other expenses, which shall be paid out of the proceeds of the auction sale of the Units Owned or Controlled by the Unsuitable Person. To the extent that costs for the sale of such Units are not paid out of the proceeds of the auction sale, the Unsuitable Person shall reimburse the Company for such costs. The Unsuitable Person shall be obligated to cooperate in the auction process in good faith and accept any terms and conditions of the sale which are consistent with those agreed to by commercially sophisticated sellers in similar transactions. Potential purchasers of the Units sold pursuant to such auction may not be Unsuitable Persons. None of the Right of First Refusal, the Tag-Along Right or the Drag-Along Right shall be applicable with respect to an auction pursuant to this Section 4.5(c); provided, however, that no Member or the Company shall be precluded from bidding for Units offered at any such auction.

(d) Commencing on the date that a holder of Units is deemed an Unsuitable Person pursuant to Section 4.5(a) or Section 4.5(b), and until such Units are Owned or Controlled by Persons found by such Gaming Authority to be suitable to own them, the Unsuitable Person or the Affiliate of such Unsuitable Person shall not (other than with respect to the right to receive proceeds as provided in this Section 4.5): (i) receive any dividend, payment, Distribution or interest with regard to the Units, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Units, and such Units shall not for any purpose be included in the Units entitled to vote, (iii) receive any remuneration or economic benefit in any form from the Company or an Affiliated Company for services rendered or otherwise, or (iv) continue in an ownership or economic interest in the Company or any Affiliated Company; provided, however, that if a holder of Units is subsequently determined not to be an Unsuitable Person by a Gaming Authority and such holder has not sold its Units to another Person, such holder shall be entitled to receive any dividend, payment, Distribution or interest with regard to the Units that has been made during the period that such holder was deemed to be an Unsuitable Person as permitted by the applicable Gaming Authority. Commencing on the date that a holder of Units is deemed an Unsuitable Person, the Company shall take all actions and, if required, limit its activities as may be necessary and appropriate to preserve the Company’s ability to retain and use all of the Company’s Gaming Licenses.

(e) Notwithstanding anything to the contrary herein, commencing on the date that a holder of Units is deemed an Unsuitable Person pursuant to Section 4.5(a) or Section 4.5(b), and until such Units are Transferred or the Unsuitable Person is no longer deemed an Unsuitable Person: (i) the quantity of Units Owned or Controlled by such Unsuitable Person shall be included in the denominator of the computation of the Class Member Percentage, (ii) if such Unsuitable Person is the Initial Significant Holder, the holders of a majority of the Senior Secured Notes immediately prior to the Chapter 11 Plan Effective Date other than the Initial Significant Holder shall be authorized to designate Senior Secured Notes Managers pursuant to Section 5.1(c) and Senior Notes Managers pursuant to Section 5.1(d) and fill any vacancies of a Senior Secured Notes Manager pursuant to Section 5.1(h)(i), in each case, as if they were the Initial Significant Holder, (iii) if such Unsuitable Person is the Senior Notes Significant Holder, the holders of a majority of the Senior Notes immediately prior to the Chapter 11 Plan Effective Date other than the Senior Notes Significant Holder shall be authorized to designate Senior Notes Managers pursuant to Section 5.1(d) as if the were the Senior Notes Significant Holder and (iv) if such Unsuitable Person is the sole remaining Senior Notes Manager, the holders of a majority of the Senior Notes immediately prior to the Chapter 11 Plan Effective Date other than the Senior Notes Significant Holder shall be authorized to fill the Senior Notes Manager vacancy pursuant to Section 5.1(h)(i). Except as provided in this Section 4.5(e), the ownership thresholds for eligibility to elect Managers and for Supermajority Votes of the Board shall not be affected.

Section 4.6 Limitation on Issuance of Non-Voting Equity Securities. Notwithstanding anything herein to the contrary, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Company will not issue non-voting equity Securities (which shall not be deemed to include any Class B Units, or warrants or options to purchase any equity Securities); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Company or any of its wholly-owned subsidiaries, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

Section 4.7 Preemptive Rights.

(a) In the event that the Company proposes to undertake an issuance of any new Units or other equity Securities other than Excluded Securities (any such issuance, “New Securities”), each Qualified Holder that is an Accredited Investor (each, a “Preemptive Rights Holder” and, collectively, the “Preemptive Rights Holders”) shall be entitled, directly or through any Affiliate that is an Accredited Investor, to subscribe for such additional number of New Securities in proportion to such Qualified Holder’s Percentage with respect to the Class A Units. The Company shall transmit a written notice (a “Preemptive Rights Notice”) to all Preemptive Rights Holders not less than forty-five (45) days prior to issuing the New Securities.

(b) The Preemptive Rights Notice shall state: (i) the number of and type of New Securities to be issued and (ii) the price and any other material terms upon which the issuance of New Securities is to be made.

(c) At any time within the ten (10) day period immediately following the receipt of the Preemptive Rights Notice (the “Preemptive Rights Period”), each Preemptive Rights Holder may elect, by delivery of written notice to the Company (the “Preemptive Exercise Notice”), to exercise a right (the “Preemptive Right”) to purchase up to its pro rata share of the New Securities (the “Preemptive Allocation”) based on a percentage determined by dividing the number of Class A Units held by such Preemptive Rights Holder by the total number of Class A Units held by all Qualified Holders at such time, at the price, if applicable, and on the terms set forth in the Preemptive Rights Notice.

(d) The Preemptive Exercise Notice shall state (i) whether the Preemptive Rights Holder desires to purchase its Preemptive Allocation or a specified number of New Securities less than its Preemptive Allocation and (ii) whether the Preemptive Rights Holder desires to purchase the maximum amount of the New Securities available, including its pro rata share of the New Securities not purchased by other Qualified Holders.

(e) In the event that (i) any Preemptive Rights Holder does not exercise its Preemptive Allocation in full within the Preemptive Rights Period or (ii) any Qualified Holder is ineligible to exercise its Preemptive Right because such Qualified Holder is not an Accredited Investor, the Company shall give written notice of the number of remaining New Securities subject to all such unexercised portions (the “Excess Preemptive Allocation”) to the Preemptive Rights Holders who exercised their Preemptive Right with respect to their entire Preemptive Allocation (each, a “Subscribing Preemptive Rights Holder” and, collectively, the “Subscribing Preemptive Rights Holders”) within three (3) days. Each Subscribing Preemptive Rights Holder shall be permitted ten (10) days from the date such notice is received to exercise the Preemptive Right with respect to all of the Excess Preemptive Allocation; provided that if more than one (1) such Subscribing Preemptive Rights Holder wishes to exercise the Preemptive Right with respect to all of the Excess Preemptive Allocation, each such Subscribing Preemptive Rights Holder shall only have the right to exercise the Preemptive Right with respect to a percentage of such Excess Preemptive Allocation equal to the ratio of (x) the number of Class A Units then held by such Subscribing Preemptive Rights Holder to (y) the total number of Class A Units held by all Subscribing Preemptive Rights Holders wishing to so exercise.

(f) The purchase price for the New Securities to be purchased by a Preemptive Rights Holder exercising its Preemptive Right shall be the price set forth in the Preemptive Rights Notice. Payment of the purchase price shall be made in cash, by bank cashier’s check or certified check or by wire transfer of immediately available funds to the account designated by the Company. The closing with respect to an issuance of New Securities to a Preemptive Rights Holder pursuant to the exercise of Preemptive Rights under this Section 4.7 shall be held at the time and place specified in the Offer Notice but in any event within forty-five (45) days of the date the Preemptive Rights Notice is delivered to the Preemptive Rights Holders (the “Outside Issuance Date”); provided that if any such issuance is subject to regulation by any Gaming Authority or other regulatory agency, the Outside Issuance Date shall be extended during the period in which the Preemptive Rights Holder diligently pursues the applicable regulatory approvals until the expiration of five (5) Business Days after all such regulatory approvals have been received; provided, further, that in no event shall the closing occur later than one hundred eighty (180) days following the date on which a Preemptive Rights Notice is delivered unless such time period is extended by the Board based upon information received from a Gaming Authority that a longer period of time is required before such Gaming Authority will make a determination of suitability. If any Preemptive Rights Holder exercising Preemptive Rights fails to obtain the requisite approvals from the applicable Gaming Authorities and any other regulatory agency prior to the Outside Issuance Date, such Preemptive Rights Holder shall be deemed to have forfeited the right to purchase any New Securities pursuant to such Preemptive Rights Notice.

(g) If all New Securities that Preemptive Rights Holders are entitled to purchase pursuant to this Section 4.7 are not elected to be purchased as provided in Section 4.7(e) and Section 4.7(f) hereof, the Company may, during the forty-five (45) day period following the expiration of the period provided in Section 4.7(a) hereof, offer the remaining unsubscribed portion of such New Securities to any Person at a price and on terms no more favorable to the purchasers thereof than those offered to the Preemptive Rights Holders. If the Company does not complete the sale of the New Securities within such period, the Preemptive Rights provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Preemptive Rights Holders in accordance herewith.

(h) Notwithstanding anything herein to the contrary, the Preemptive Rights set forth in this Section 4.7 may not be exercised by any Preemptive Rights Holder if (i) issuance of New Securities to such Preemptive Rights Holder would cause the Company to be in violation of any Gaming Law or (ii) such Preemptive Rights Holder is an Unsuitable Person.

(i) The Preemptive Rights set forth in this Section 4.7 are not applicable to an offering of New Securities pursuant to a Qualified IPO and shall terminate simultaneously with the effectiveness of a Qualified IPO.

Section 4.8 Fully Paid and Non-Assessable Nature of Units. All Units issued pursuant to and in accordance with the requirements of this Agreement shall be validly issued, fully paid and non-assessable Units in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Act and except to the extent otherwise provided in this Agreement.

Section 4.9 Withholding. Notwithstanding anything herein to the contrary, the Company shall comply with any withholding requirements under any law in connection with the payment of Distributions in respect of Units and shall remit amounts withheld to and file required forms with applicable Taxing Jurisdictions. If, and to the extent, the Company is required to make any such tax payment, such Member’s proportionate share of such Distribution shall be reduced by the amount of such tax payment (which tax payments shall be treated as a Distribution to such Member pursuant to Section 9.1 hereof). In the event of any claimed over-withholding, Members shall be limited to an action against the applicable Taxing Jurisdiction. If an amount required to be withheld was not withheld from an actual Distribution, the Company may reduce subsequent Distributions by the amount of such required withholding. Each Member agrees to furnish the Company with such forms or other documentation as are necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

Section 4.10 Members Not Agents of Company. No Member, solely by virtue of his interest in the Company, is an agent of the Company. No Member shall have authority to transact any business for the Company or to bind the Company by his acts as a Member.

Section 4.11 Members Have No Exclusive Duty to the Company or to Other Members; No Fiduciary Duty.

(a) The Company and each Member acknowledges and affirms that Members and Managers and their respective Affiliates, other than any such Person who is an Officer (not including the Chairman of the Board), employee Manager or other employee of the Company (such Members and Managers and their respective Affiliates, the “Investor Parties”) may have, and may continue to, participate, directly or indirectly and subject to Gaming Laws in any Gaming Jurisdiction, in investments in the Gaming or related hospitality industry and Entities engaged in the ownership, acquisition, development, operation and management of Gaming facilities or related hospitality operations which are, or will be, suitable for the Company or competitive with the Company’s business.

(b) The Company and each Member expressly (i) waives any conflicts of interest or potential conflicts of interest that exist or arise as a result of any such investments and agrees that no Investor Party nor any of their respective representatives shall have liability to any Member or any Affiliate thereof, or the Company with respect to such conflicts of interest or potential conflicts of interest, (ii) acknowledges and agrees that no Investor Party nor any of their respective representatives will have any duty to disclose to the Company or any other Member any such business opportunities, whether or not competitive with the Company’s business and whether or not the Company might be interested in such business opportunity for itself (other than such business opportunities presented to a Manager for the benefit of the Company that are in writing and are provided to such Manager expressly and solely in his or her capacity as a member of the Board), (iii) agrees that the terms of this Section 4.11, to the extent that they modify or limit a duty or other obligation, if any, that an Investor Party may have to the Company or any other Member under the Act or other applicable law, rule or regulation, are reasonable in form, scope and content, and (iv) waives, to the fullest extent permitted by the Act, any duty or other obligation, if any, that an Investor Party may have to the Company or another Member, pursuant to the Act or any other applicable law, rule or regulation, to the extent necessary to give effect to the terms of this Section 4.11.

Section 4.12 Liability of Members.

(a) To Third Parties. Unless otherwise provided by the Act, no Member shall be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, or any agent or employee of the Company.

(b) To the Company. If a Member receives either a return, in whole or in part, on his Capital Contribution or a Distribution made by the Company when the property of the Company is not sufficient to pay all liabilities of the Company except liabilities to Members on account of Capital Contributions, such Member is liable to the Company to the extent now or hereafter provided by the Act.

Section 4.13 No Expulsion or Withdrawal. Neither the Members nor the Board may at any time expel any Member under the terms of this Agreement; provided, however, that Transfers of Units resulting in a Person no longer being a Member may occur as permitted under Section 4.5 or Article XI, and when a transferee of Units becomes a Record Holder of such Units, such transferring Member shall cease to be a Member with respect to the Units so Transferred. Except as permitted in Article XI and this Section 4.13, no Member shall have the right to withdraw, resign or retire from the Company as a Member.

Section 4.14 Approval by Members of Certain Actions. Subject to the approval of the Board, the following actions may not be undertaken by or on behalf of the Company without the prior approval by a Supermajority Vote of the Members:

(a) the Transfer of all or substantially all of the Company’s assets in a single transaction or a series of related transactions, or any other transaction resulting in a Change of Control, other than pursuant to a Drag-Along Right;

(b) any change in the size or classification of the Board;

(c) any action to cause the Company to become a public reporting company under the Exchange Act; or

(d) the dissolution or liquidation of the Company or consent to the appointment of a receiver, liquidator, assignee, custodian, or trustee for the purpose of winding up the affairs of the Company.

Section 4.15 Meetings of Members.

(a) Special Meetings. Special meetings of the Members may be called by (i) a Majority Vote of the Class A Members or (ii) any two (2) Managers. The Class A Members or Managers calling a special meeting, as the case may be, may designate any place, either within or outside the State of Delaware, as the place of special meeting. If no designation is made, the place of special meeting shall be the principal executive office of the Company.

(b) Quorum. A number of outstanding Class A Units equal to a majority of the Class A Units, represented in person or by proxy, shall constitute a quorum at any meeting of the Members, except with respect to any matter requiring approval by a Majority Vote of Class A Units, a number of Class A Units equal to the minimum Class Member Percentage of the Class A Units required to approve the matter shall constitute a quorum for such matter.

(c) Notice of Meetings. Except as provided by law, notice of the place, day and hour of any meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the Board or the Person or Persons calling the meeting, to each Member entitled to vote at such meeting. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Board may set a Record Date, which shall not be less than ten (10) nor more than sixty (60) days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any national securities exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board, the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new Record Date for the adjourned or postponed meeting.

(d) Manner of Acting. For all matters other than as set forth in Section 4.14 and Section 14.1, a Majority Vote of the Class A Members shall be the act of the Members, unless the vote of a greater or lesser proportion or number, or that of a separate class of Units, is otherwise required by this Agreement.

(e) Action by Members Without a Meeting. All actions with respect to the Company may be taken without a meeting of the Members; provided, however, that (i) any such action is evidenced by one (1) or more written consents describing the action taken, signed by Members holding an aggregate Class Member Percentage of Class A Units (or such other or greater or lesser proportion or number, or an aggregate Class Member Percentage of a separate class, of Units, as the case may be) as is otherwise required to approve a matter and delivered to (A) the Company for filing with the Company records and (B) the Members as of the applicable Record Date within a reasonable time after the date on which such actions became effective; and (ii) in the case of any amendment, restatement, waiver or other modification of this Agreement, such action is taken in accordance with Section 14.1.

(f) Waiver of Notice. When notice is required to be given to any Member, a waiver thereof in writing, signed by the Member entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

(g) Proxies. Members who are entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Company before being voted. Such proxy shall entitle the holders thereof to vote the Units of the Member granting the proxy at any meeting or any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the Member executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period.

(h) Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than thirty (30) days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article IV.

(i) Conduct of a Meeting. Based upon the terms of this Agreement, the Board shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article IV, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. All minutes shall be kept with the records of the Company maintained by the Board. The Board may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

(j) Member List. A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order and showing the address of each such Member and the number of outstanding Units registered in the name of such Member, shall be open, on a confidential basis, to the examination of any Class A Member from time to time during ordinary business hours upon reasonable prior notice to the Company.

(k) Voting and Other Rights. Only those Record Holders of outstanding Units on the Record Date set pursuant to Section 4.15(c) and entitled to vote shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of the outstanding Units entitled to vote. With respect to outstanding Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such outstanding Units are registered, such other Person shall, in exercising the voting rights in respect of such outstanding Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such outstanding Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 4.15(k) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.1(c). Only Record Holders of Units entitled to vote at the relevant time shall be entitled to vote on matters which holders of such Company Securities are entitled to vote on or approve under this Agreement or the Act, unless otherwise required by the Act or the instrument governing the rights of such holders.

Section 4.16 Cooperation with Certain Activities. The Members acknowledge that the Board may, in furtherance of a Qualified IPO approved pursuant to Section 5.7(g), based upon tax, market and such other conditions as the Board shall deem appropriate at the time, (a) cause the Company to convert into a corporate form or otherwise undergo a recapitalization effected by means of a merger or otherwise; (b) require or effect a Transfer of all of the Units, or assets of the Company, to a corporation to be formed for the purpose of conducting the business of the Company, and in connection with such Transfer cause all the Units of the Company to be converted into or exchanged for shares of common stock of such corporation; and/or (c) create an “UPCO” structure by causing the formation of an UPCO, having UPCO use some or all of the proceeds of a Qualified IPO to purchase some or all Units and causing some or all of the outstanding Units to be convertible into, or exchanged or exchangeable for, common stock of UPCO. By acceptance of its Units in the Company, each Member hereby consents to, and agrees to cooperate fully with, any such actions and/or decisions by the Board. Without limiting the generality of the foregoing, each Member hereby agrees to take all actions that the Board reasonably deems necessary or desirable in connection with the foregoing, including executing any necessary or appropriate documents or forms, consenting to amendments to the Agreement to implement the foregoing and converting or exchanging their Units into shares of capital stock. Notwithstanding the foregoing, no Class A Member shall be treated disproportionately generally vis-à-vis other Class A Members in connection with such actions.

Section 4.17 No Management by Members. Except as provided in this Article IV, Section 5.1(a), Section 5.1(b) and Section 5.1(c), the Members or holders of other Securities of the Company shall take no part in the management, control or operation of the Company. No Member or such other holder, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. The Members shall not be entitled to approve or consent to any merger or consolidation under Section 18-209 of the Act unless first approved by the Board and submitted to the Class A Members for approval in accordance with Section 4.14.

Section 4.18 Fiduciary Duties. Except as otherwise expressly provided in this Agreement, including Section 4.11, the Board and the Officers owe the Company and the Members the fiduciary duties that directors and officers of a corporation organized under the General Corporation Law of the State of Delaware owe such corporation and its stockholders. Notwithstanding any duty otherwise existing at law or equity, the Members, as such, shall, to the maximum extent permitted by the Act, owe no duty of loyalty or other fiduciary duties to the other Members or to the Company. The Members acknowledge and agree that the foregoing is intended to comply with the provisions of the Act (including Section 18-1101 of the Act) permitting members of a limited liability company to eliminate member fiduciary duties to the fullest extent permitted under the Act.

Section 4.19 Power of Attorney. Each Member hereby irrevocably makes, constitutes and appoints the Company his or its true and lawful attorney-in-fact in the Member’s name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Company in its reasonable discretion to carry out fully the provisions of the agreements, obligations and covenants of such Member in Section 4.5(c) hereof to sell at auction all Units Owned or Controlled by such Member if such Member is notified that such Member is an Unsuitable Person and subsequently fails to satisfy such Member’s obligations to sell all Units Owned or Controlled by such Member pursuant to Section 4.5(a) hereof. Each Member hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Member’s obligations and agreements pursuant to Section 4.5(c) hereof as fully as such Member might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact will lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 4.19 is a special power of attorney, coupled with an interest, and is irrevocable, and will survive and be unaffected by the bankruptcy, insolvency, dissolution, cessation of existence, subsequent disability or incapacity of the applicable Member.

ARTICLE V.

MANAGEMENT OF THE COMPANY

Section 5.1 The Board.

(a) Authority; Number; Initial Composition. Except as otherwise expressly provided in this Agreement, all authority of the Company shall be vested in, and all decisions relating to the management and business affairs of the Company shall be made by, the Board. Subject to the other provisions of this Article V, the Board shall be composed of up to five (5) members (the “Managers”), one (1) of whom shall be, at all times when a Person holds such office, the President and Chief Executive Officer of the Company.

(b) Initial Managers. On the Chapter 11 Plan Effective Date, pursuant to the Prior Agreement, Managers were appointed as follows:

(i) Two (2) Managers (each, a “Senior Secured Notes Manager”) were appointed by the holder who, together with its Affiliates, owned the largest number of Senior Secured Notes immediately prior to the Chapter 11 Plan Effective Date (but not its assigns other than its Permitted Transferees, the “Initial Significant Holder”). The initial Senior Secured Notes Managers are set forth on Schedule II hereto and shall be deemed approved by the Initial Significant Holder, as required by this Section 5.1(b)(i). The initial term of the Senior Secured Notes Managers shall be two (2) years.

(ii) Two (2) Managers (each, a “Senior Notes Manager”) were appointed by the Committee. The initial Senior Notes Managers are set forth on Schedule II hereto and shall be deemed approved by the Committee, as required by this Section 5.1(b)(ii). The initial term of the Senior Notes Managers shall be two (2) years (the “Senior Notes Manager Initial Term”).

(c) Senior Secured Notes Managers.

(i) From and after the Chapter 11 Plan Effective Date, as long as the Initial Significant Holder holds at least 25% of the Class A Units, there shall be two (2) Senior Secured Notes Managers.

(ii) At such time as the Initial Significant Holder holds less than 25%, but at least 10%, of the Class A Units, (A) the Initial Significant Holder shall cause one (1) Senior Secured Notes Manager to immediately resign, or if for any reason, such Senior Secured Notes Manager designated by the Initial Significant Holder does not resign immediately, such Senior Secured Notes Manager shall be deemed to be removed with no further action, such removal to be effective immediately, and (B) the Board shall call a special meeting of the Members pursuant to Section 5.3(c) for the election of a new Manager in accordance with the provisions of Section 5.1(h)(i), such meeting to be held upon not less than ten (10) nor more than sixty (60) days’ notice to such Members at the principal offices of the Company or such other place designated by the Board.

(iii) At such time as the Initial Significant Holder holds less than 10% of the Class A Units, (A) the designation of Senior Secured Notes Manager shall be automatically eliminated, (B) the Initial Significant Holder shall cause the remaining Senior Secured Notes Manager to immediately resign, or if for any reason, such Senior Secured Notes Manager does not resign immediately, such Senior Secured Notes Manager shall be deemed to be removed with no further action, such removal to be effective immediately, and (C) the Board shall call a special meeting of the Members pursuant Section 5.3(c) for the election of a new Manager in accordance with the provisions of Section 5.1(h)(i), such meeting to be held upon not less than ten (10) nor more than sixty (60) days’ notice to such Members at the principal offices of the Company or such other place designated by the Board.

(iv) The rights of the Initial Significant Holder pursuant to this Section 5.1(c) shall be subject to the provisions of Section 4.5(e).

(d) Senior Notes Managers.

(i) From and after the Chapter 11 Plan Effective Date, as long as the holders of Senior Notes (other than the Initial Significant Holder) immediately prior to the Chapter 11 Plan Effective Date (the “Original Senior Notes Holders”) hold at least 30% of the Class A Units, there shall be two (2) Senior Notes Managers, and the Original Senior Notes Holders who are Qualified Holders shall have the right to appoint the two (2) Senior Notes Managers by majority vote of such Qualified Holders.

(ii) After the Senior Notes Manager Initial Term, at such time as the Original Senior Notes Holders hold, in the aggregate, less than 30%, but at least 10%, of the Class A Units, (A) the largest Original Senior Notes Holder serving on the Committee as of the Chapter 11 Plan Effective Date (but not its assigns or other Permitted Transferees, the “Senior Notes Significant Holder”) shall have the right to appoint one (1) Senior Notes Manager and (B) the Initial Significant Holder shall have the right to remove one (1) Senior Notes Manager. If the Initial Significant Holder elects to exercise such right, (x) the Senior Notes Significant Holder shall designate which Senior Notes Manager shall be removed, such removal to be effective immediately (the “Removed Senior Notes Manager”), and if the Senior Notes Significant Holder fails to designate a Removed Senior Notes Manager on the date on which the Original Senior Notes Holders hold, in the aggregate, less than 30% of the Class A Units, the Initial Significant Holder shall designate which Senior Notes Manager shall be removed, such removal to be effective immediately, and (y) the Initial Significant Holder may appoint a Manager to fill the vacancy created by the removal of such Removed Senior Notes Manager (the “Replacement Manager”) and such Replacement Manager shall serve the remaining term of the Removed Senior Notes Manager, and the designation right with respect to one (1) Senior Notes Manager shall be eliminated automatically at the expiration of such term.

(iii) After the Senior Notes Manager Initial Term, at such time as the Original Senior Notes Holders hold, in the aggregate, less than 10% of the Class A Units, the Initial Significant Holder may elect to remove one (1) or all remaining Senior Notes Managers and, if the Initial Significant Holder elects to exercise such right, (A) the Initial Significant Holder may appoint a Manager to fill the vacancy created by the removal of such Removed Senior Notes Manager(s) and such Replacement Manager(s) shall serve the remaining term of the Removed Senior Notes Manager(s), and the designation right with respect to all of the Senior Notes Managers shall be eliminated automatically at the expiration of such term, and (B) the Board shall call a special meeting of the Members pursuant to Section 5.3(c) for the election of a new Manager or Managers in accordance with the provisions of Section 5.1(h)(i), such meeting to be held upon not less than ten (10) nor more than sixty (60) days’ notice to such Members at the principal offices of the Company or such other place designated by the Board.

(iv) The rights of the Initial Significant Holder and the Senior Notes Significant Holder pursuant to this Section 5.1(d) shall be subject to the provisions of Section 4.5(e).

(e) Unsuitable Managers. Notwithstanding anything herein to the contrary, any Manager who is an Unsuitable Manager shall automatically and immediately cease to qualify as a Manager and, upon such disqualification, shall cease to be a Manager and shall be replaced in accordance with the provisions of Section 5.1(h).

(f) Chairman of the Board. The Chairman of the Board shall be appointed from among the members of the Board by the Senior Secured Notes Managers, and if there are no Senior Secured Notes Managers, by a Majority Vote of the Board; provided that the initial Chairman of the Board shall be a senior executive of the Initial Significant Holder. The Chairman of the Board shall preside when present at all meetings of the Members and the Board and shall have the rights and duties customary for a non-executive chairman position. The initial Chairman of the Board is set forth on Schedule II hereto.

(g) Term. Any Manager who is not designated as a Senior Notes Manager or a Senior Secured Notes Manager shall serve for a term of one (1) year; provided that the Manager who is the President and Chief Executive Officer of the Company shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.

(h) Removal; Vacancies.

(i) Subject to the provisions of this Section 5.1(h)(i), vacancies resulting from death, resignation, retirement, disqualification, or removal (or other similar cause) of a Senior Secured Notes Manager may be filled by the Initial Significant Holder (so long as it holds at least 25% of the Class A Units), if permitted by applicable law, or the remaining Senior Secured Notes Manager; provided that until such time as a replacement Senior Secured Notes Manager is appointed, any remaining Senior Secured Notes Manager shall be entitled to two (2) votes on all matters considered or approved by the Board, for so long as there is a right to have two (2) Senior Secured Notes Managers. Except as set forth in paragraph (d) above, vacancies resulting from death, resignation, retirement, disqualification, or removal (or other similar cause) of a Senior Notes Manager may be filled by the remaining Senior Notes Manager, or if permitted by applicable law, holders of a majority of the Class A Units of the Original Senior Notes Holders; provided that until such time as a replacement Senior Notes Manager is appointed, any remaining Senior Notes Manager shall be entitled to two (2) votes on all matters considered or approved by the Board, for so long as there is a right to have two (2) Senior Notes Managers. The rights of the Initial Significant Holder and any remaining Senior Notes Manager pursuant to this Section 5.1(h)(i) shall be subject to the provisions of Section 4.5(e). Except as set forth in paragraph (d) above, each vacancy resulting from the elimination of any Senior Secured Notes Manager or Senior Notes Manager designation(s) shall be filled immediately on a seat-by-seat basis by a candidate (A) from among those nominated by any Qualified Holder and (B) elected by a Majority Vote of the Class A Units. In the event that multiple candidates are nominated for such vacancy and no such candidate receives a Majority Vote of the Class A Units, the two candidates receiving the highest number of votes shall be nominated in a second election (the “Runoff Election”), and the candidate receiving a Majority Vote of the Class A Units in the Runoff Election shall fill the aforementioned vacancy.

(ii) Except as otherwise set forth in this Section 5.1, each Manager shall hold office until the end of his term or until his removal, death or resignation. Any Manager may be removed from the Board, with or without cause, by a Majority Vote of the Members; provided, however, that, except as otherwise provided in this Section 5.1 any Senior Secured Notes Manager or Senior Notes Manager may be removed only by the Member authorized to appoint such Manager; provided, further, that the President and Chief Executive Officer may be removed as a Manager only in connection with his termination as President and Chief Executive Officer. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of a Manager, the Members, by a Majority Vote, shall have the right to designate a replacement therefore subject to the other requirements of this Section 5.1.

(i) Authority. Except as specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of a board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The members of the Board shall be designated as the “managers” within the meaning of the Act. In addition to the powers that now or hereafter can be granted to “managers” under the Act and to all other powers granted under any other provision of this Agreement, the Board shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and to effectuate the purposes set forth in Section 3.1.

(j) Boards of Managers of Subsidiaries. The Company hereby agrees to take all action necessary, including, without limitation, the voting of any and all of the Company’s ownership interests in its subsidiaries, the execution of written actions, the calling of special meetings, the removal of managers (or directors), the filling of vacancies on the boards of managers (or directors), the waiving of notice and the attending of meetings, so as to cause the affairs of such subsidiaries to be subject to all of the restrictions set forth in this Agreement, including with respect to subsidiaries managed by a board of managers (or directors), to cause the boards of managers (or directors) of such subsidiaries to be at all times comprised, to the greatest extent permitted by applicable law, of the same Persons who serve as Managers of the Board.

Section 5.2 Annual Budgets. An annual budget for the Company and its consolidated subsidiaries (the “Annual Budget”), which shall set forth budgeted revenues, expenses, capital expenditures and financial performance metrics for the subsequent fiscal year (excluding capital expenditures for acquisitions) and shall include actual versus budgeted figures for the previous fiscal year, shall be presented to, and shall be subject to approval by, the Board in a meeting of the Board to be held in the third fiscal quarter of each year.

Section 5.3 Meetings of the Board; Written Consents.

(a) Meetings Generally. Meetings of the Board shall be held at the principal executive office of the Company or at any place, within or without the State of Delaware, and at such date and time as the Board may from time to time elect, for the transaction of any business authorized to be transacted by the Board.

(b) Regular Meetings. Regular meetings of the Board shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all Managers. Except as otherwise provided by statute, the Certificate of Formation or this Agreement, any and all business may be transacted at any regular meeting. Except as may be otherwise expressly provided by statute, the Certificate of Formation or this Agreement, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(c) Special Meetings. Special meetings of the Board may be called by any of the Managers. The Person(s) calling a special meeting may designate any place, either within or outside the State of Delaware, as the place of special meeting. If no designation is made, the place of meeting shall be the principal executive office of the Company. Except as may be otherwise expressly provided by statute, the Certificate of Formation or this Agreement, neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(d) Meetings by any Form of Communication. Any and all Managers may participate in an annual or special meeting of the Board by the use of any means of communication by which all Managers participating may simultaneously speak to and hear each other during the meeting. A Manager participating in a meeting of the Board by this means is deemed to be present in person at the meeting.

(e) Quorum. A minimum of three (3) of the outstanding Board members represented in person or by telephone or other electronic communication shall constitute a quorum at any meeting of the Board; provided that such quorum shall include, during the period such designation exists, at least one (1) Senior Notes Manager and, during the period such designation exists, one (1) Senior Secured Notes Manager. If a quorum shall not be present at any meeting of the Board, the Managers present thereat may (i) adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or (ii) in the event that an agenda was included in the notice for such meeting, deliver to each Manager a new notice pursuant Section 5.3(f) of a rescheduled meeting of the Board with the same agenda, at which meeting the Board shall be authorized to act, subject to Section 5.6 and Section 5.7, if applicable, upon such agenda without a quorum, but with at least three (3) Managers, present.

(f) Notice of Meetings; Waiver of Notice. Notice of the place, day and hour of any meeting of the Board shall be given not less than five (5) Business Days before the date of the meeting, in the case of any regular meeting, and forty-eight (48) hours before the date of the meeting, in the case of any special meeting. Any such notice may be delivered to each Manager either personally or by facsimile, electronic transmission (including e-mail) or overnight courier. When notice is required to be given to any Manager, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Any Manager who attends a meeting of the Board shall be conclusively presumed to have waived notice to such meeting.

(g) Manner of Acting. A Majority Vote of the Managers shall be the act of the Board, unless the vote of a greater or lesser proportion or number is otherwise required by this Agreement.

(h) Action Without a Meeting. All actions with respect to the Company may be taken without a meeting of the Board; provided, however, that any such action is evidenced by one (1) or more written consents describing the action taken, signed by all of the Managers and delivered to the Company for filing with the Company records. Action taken under this Section 5.3(h) is effective when all of the required Managers have signed the consent, unless the consent specifies a different effective date.

(i) Committees. The Board shall have the power to appoint any committees as it may deem advisable and may delegate such authority to such committees as is not inconsistent with the Act. Each committee shall have two (2) or more members, who shall serve at the pleasure of the Board. Each committee of the Board shall include, and a quorum thereof shall require, during the period such designation exists, at least one (1) Senior Notes Manager, and during the period such designation exists, at least one (1) Senior Secured Notes Manager.

Section5.4 Officers.

(a) Number. The Officers of the Company shall be a President and Chief Executive Officer, Chief Financial Officer and a Secretary and may also include one (1) or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise) and Assistant Secretaries, each of whom shall be appointed by the Board. The Board may create such other offices or positions, and appoint Officers to fill such other offices or positions, as the Board may deem necessary or desirable. The Board shall identify the roles and responsibilities of each additional Officer not expressly identified below by resolution at the time of such Officer’s appointment. Any two (2) or more offices may be held by the same Person.

(b) President and Chief Executive Officer. The President and Chief Executive Officer shall have general charge and supervision of the business of the Company; and, in general, such Person shall perform all duties incident to the office of the president and chief executive officer of a Delaware corporation, and such other duties as, from time to time, may be assigned to or required of such Person by the Board or this Agreement. The President and Chief Executive Officer shall be a Manager.

(c) Secretary. The Secretary shall record all the proceedings of the meetings of the Members and the Board and of any committees in a book to be kept for that purpose; such Person shall see that all notices are duly given in accordance with the provisions of this Agreement; such Person shall be custodian of the records of the Company and shall keep or cause to be kept (by the Transfer Agent or otherwise) a record of Record Holders in the form of Schedule I hereto, showing the names of the Members and their addresses and their respective Class Member Percentages, as they may vary from time to time; and, in general, such Person shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to or required of such Person by the Board, the President and Chief Executive Officer or this Agreement.

(d) Assistant Secretaries. The Assistant Secretary or, if there is more than one (1), the Assistant Secretaries in the order determined by the Board, shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(e) Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Company. The Chief Financial Officer shall receive and deposit all moneys and other valuables belonging to the Company in the name and to the credit of the Company and shall disburse the same only in such manner as the President and Chief Executive Officer or the appropriate Officers of the Company may from time to time determine; such Person shall render, whenever requested, an account of all transactions as Chief Financial Officer and of the financial condition of the Company; and such Person shall perform such other duties as, from time to time, may be assigned to or required of him by the Board, the President and Chief Executive Officer or this Agreement.

(f) Vice Presidents. The Vice President or, if there is more than one (1), the Vice Presidents in the order determined by the Board, shall, in the absence (or inability or refusal to act) of the President and Chief Executive Officer, perform the duties and have the powers of the President and Chief Executive Officer.

(g) Unsuitable Officers. Notwithstanding anything herein to the contrary, any Officer who is an Unsuitable Officer shall automatically and immediately cease to qualify as an Officer and, upon such disqualification, shall cease to be a Officer.

(h) Term of Office, Removal and Resignation.

(i) Each Officer shall hold office until such Person’s successor shall have been duly elected and shall have been qualified, or until such Person’s death, or until such Person shall resign or shall have been removed in the manner provided in this Agreement.

(ii) An Officer serves at the pleasure of the Board, and the Board may remove an Officer at any time, with or without cause, and the Board also may eliminate any Officer position at any time; provided, however, that such removal or elimination shall be without prejudice to the contract rights, if any, of the Officer so removed or whose position was so eliminated.

(iii) Any Officer may resign at any time and for any reason.

(iv) In the event of a vacancy in any office because of death, resignation or removal, the Board shall have the right to appoint a successor to such office.

(i) Compensation. The Board may set the compensation of the Officers, subject to the contractual rights of an Officer, if any.

Section 5.5 Refinancing Transaction. The Senior Notes Managers, during the period such designation exists, subject to the limitations set forth in this paragraph, shall have the right to cause the Company to effect the refinancing of the New Senior Secured Notes. To the extent that any refinancing alternatives identified through such process (i) are on materially better terms regarding the interest rate, maturity, amortization, and all associated costs and expenses (and including all associated transaction costs) than the New Senior Secured Notes, (ii) taken as a whole, have restrictive covenants at least as favorable to the Company as the New Senior Secured Notes, and (iii) do not include the participation of Persons affiliated with holders of Senior Notes, the Senior Secured Notes Managers shall recuse themselves on voting on such refinancing. In the event that any such refinancing is structured as a single package which includes both replacement senior secured notes and a new first lien credit facility, the Senior Secured Notes Managers shall have the right to vote on such financing, but shall be obligated to evaluate the entire proposal in good faith.

Section 5.6 Major Board Consent Rights. In addition to any approvals that may be required by the holders of Class A Units, the taking of any of the following actions by the Company or any of its subsidiaries, as applicable, shall require a Supermajority Vote of the Board unless the Initial Significant Holder holds more than 90% of the Class A Units:

(a) any material amendment to this Agreement or the Certificate of Formation;

(b) any change in the size or classification of the Board;

(c) any transaction, arrangement or understanding between the Company or any of its subsidiaries, on the one part, and, on the other part, (i) any Member or Affiliate of a Member (other than (A) the Senior Secured Credit Facility as in effect on the Chapter 11 Plan Effective Date, (B) the Senior Secured Notes Indenture as in effect on the Chapter 11 Plan Effective Date, and (C) transactions among any of the Company and its subsidiaries); or (ii) any Manager or Officer of the Company or any of its subsidiaries or any of their Affiliates (other than ordinary course employment arrangements);

(d) any payment or reimbursement of, any licensing fees, transfer fees, expenses or other impositions of fees or assessments by any Gaming Authority imposed on or incurred by any Member prior to the Chapter 11 Plan Effective Date;

(e) converting the Company to a corporation, if converting to a corporation would alter, limit, or modify rights relating to the appointment of managers (including Managers) or directors, supermajority voting, refinancing, Preemptive Rights, Tag-Along Rights, registration rights or information rights;

(f) the engagement by the Company or any of its subsidiaries in any business unrelated to the business conducted by the Company; and

(g) the entrance into any agreement, commitment or arrangement to effect any of the foregoing.

Section 5.7 Board Consent Rights. In addition to any approvals that may be required by the holders of Class A Units, the taking of any of the following actions by the Company or any of its subsidiaries, as applicable, shall require a Supermajority Vote of the Board unless the Initial Significant Holder holds more than 60% of the Class A Units:

(a) the approval of each proposed Annual Budget and any amendments thereto, or the material deviation during any fiscal year from the business strategy, operating expense level, or headcount levels expressed in the then current Annual Budget for that fiscal year, in each case to the extent such deviations are within the control of the Company or its subsidiaries and also to the extent that such deviation is not directly caused by an increase in revenues or sales unit volumes;

(b) except as required for the preservation of life and/or property in an emergency situation as determined by the Board, the approval or making of any capital expenditures not specifically included in the Annual Budget;

(c) other than as contemplated in the Annual Budget, the entry into or amendment of any contract with a value in excess of $1,000,000 (or contracts with an aggregate value in excess of $2,500,000 in any fiscal year) or requiring payments in excess of $1,000,000 per annum (or contract requiring aggregate payments in excess of $2,500,000 per annum) (excluding contracts related to the purchase of materials and services for cost of goods sold);

(d) other than pursuant to the Senior Secured Credit Facility or the Senior Secured Notes Indenture, and subject to any requirement for the Senior Secured Notes Managers to recuse themselves from voting on certain refinancing transactions pursuant to Section 5.5, any incurrence of new indebtedness or refinancing of existing indebtedness by the Company or any of its subsidiaries, any guarantee made by the Company or any of its subsidiaries, or any grant of any security interest in any of the assets of the Company or any of its subsidiaries, in each case with a value in excess of $2,000,000;

(e) the sale, Transfer, lease, license or other Transfer of assets or properties with value in excess of $1,000,000 individually or $2,500,000 in the aggregate in any twelve (12) month period (other than pursuant to Drag-Along Rights);

(f) any authorization or issuance of equity Securities of the Company or any of its subsidiaries, or any options to subscribe for or Securities convertible into or exchangeable for such equity Securities, but excluding any grants of equity to management pursuant to a management incentive plan duly approved by the Board and excluding issuances of Class A Units pursuant to Section 4.3(a);

(g) the authorization or consummation of an initial public offering or any public offering of equity Securities of the Company or any of its subsidiaries;

(h) any liquidation, dissolution, recapitalization, reclassification or similar action with respect to the authorized or issued equity Securities of the Company or any of its subsidiaries (or any options to subscribe for or Securities convertible into or exchangeable for such equity Securities);

(i) the adoption of, or amendment to or termination of, a management incentive plan or any other management incentive or other material benefit program of the Company or any of its subsidiaries (except for any amendment requirement by law);

(j) the establishment or entrance into any joint ventures, partnerships, alliances or similar arrangements in which the Company and/or its wholly-owned subsidiaries invests (or commits to invest), or becomes liable for, an aggregate amount in excess of $1,000,000;

(k) making, revoking or changing any material tax election, or adopting or changing of any accounting method that is material in nature, of or with respect to the Company or any of its material subsidiaries (except as required by law or GAAP);

(l) any Distribution on or with respect to the Units or any other equity Securities of the Company;

(m) any purchase, redemption or retirement, directly or indirectly, of any equity Securities of the Company or its subsidiaries (other than redemptions from employees of the Company or any of its subsidiaries upon termination of their employment with the Company or any of its subsidiaries);

(n) settling any material litigation or similar action to which the Company or any of its subsidiaries is a party or could otherwise be bound;

(o) any acquisition by the Company of all or substantially all of the ownership interest in assets of any other Entity;

(p) any action to cause the Company to become a public reporting company under the Exchange Act;

(q) undertaking any lobbying activities with government officials or representatives relating to the Company or its subsidiaries;

(r) the hiring, termination or change in the terms of employment of the Company’s President and Chief Executive Officer or Chief Financial Officer; and

(s) the entrance into any agreement, commitment or arrangement to effect any of the foregoing.

ARTICLE VI.

EXCULPATION AND INDEMNIFICATION

Section 6.1 Exculpation of Members, Board and Officers. No Member, Manager or Officer (or any other Person that is or was serving at the request of the Company as a member, manager, director, governor, officer, partner, employee or agent of another Entity) or the TMP shall be liable to the Company or any Member for any claims, costs, expenses, damages or losses arising out of conduct or decisions undertaken or omitted if such Person acted in good faith and in the belief that such conduct or omission was in, or not opposed to, the interests of the Company (provided that such conduct or omission did not constitute gross negligence or willful misconduct on the part of the Member, Manager or Officer) and, with respect to any criminal action or proceeding, such Person had no reasonable cause to believe such Person’s conduct was unlawful.

Section 6.2 Indemnification. The Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Company), by reason of the fact that such Person is or was a Member, Manager, Officer of the Company or the TMP, or is or was serving at the request of the Company as a member, manager, director, governor, officer, partner, employee or agent of another Entity (each, an “Indemnitee”), against expenses (including attorneys’ fees, but excluding any licensing fees, transfer fees, expenses or other impositions of fees or assessments by any Gaming Authority (other than with respect to any fees or expenses of a Manager, solely in his or her capacity as a Manager relating to licensing pursuant to Gaming Laws)), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such claim, action, suit or proceeding if such Indemnitee acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of the Company or such other Entity, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. Further, the Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such Person is or was a Member, Manager or Officer of the Company, or is or was serving at the request of the Company as a member, manager, director, governor, officer, partner, employee or agent of another Entity, or as the TMP, against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such claim, action, suit or proceeding. Notwithstanding the foregoing, no indemnification under this Section 6.2 shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable for gross negligence or willful misconduct, including a willful breach of this Agreement, in the performance of such Indemnitee’s duty to the Company or such other Entity unless and only to the extent that the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company or such other Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful.

Section 6.3 Indemnification When Successful on Merits or Otherwise. To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.2, or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses actually and reasonably incurred by such Person in connection with such successful defense, notwithstanding that such Indemnitee has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

Section 6.4 Payment of Expenses in Advance of Transfer of Action. Expenses (including attorneys’ fees) incurred in investigating or defending a civil or criminal claim, action, suit or proceeding may be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if and to the extent that it shall be ultimately determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Article VI.

Section 6.5 Non-Exclusivity of Article.

(a) The indemnification and advancement of expenses authorized in and provided by this Article VI shall not be deemed exclusive of and shall be in addition to any other right to which Indemnitees may be entitled under the Certificate of Formation, any statute, rule of law, agreement, vote or action of Members or otherwise, both as to actions in such Indemnitee’s official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnitee who has ceased to be a Member, Manager or Officer of the Company (or a member, manager, director, governor, officer, partner, employee or agent of another Entity) and shall inure to the benefit of the heirs, executors and administrators of such Person.

(b) Except as otherwise expressly set forth herein, the indemnity under this Article VI shall have priority over any other indemnity of an Indemnitee, and the Company agrees that it is the indemnitor of first resort and any obligations to any Indemnitee by the Other Indemnitors for the same expenses or liabilities incurred by the Indemnitee are secondary. The Company agrees (i) that it will advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Agreement, without regard to any rights the Indemnitee may have against the Other Indemnitors, and, (ii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of an Indemnitee with respect to any claim for which an Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company, who shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable such Other Indemnitors to effectively bring suit to enforce such rights. The Company agrees that the Other Indemnitors are express third party beneficiaries of the terms of this Section 6.5(b) and are entitled to enforce this Section 6.5(b) against the Company as though each such Other Indemnitor were a party to this Agreement.

Section 6.6 Insurance. To the extent that the Company maintains any insurance policy providing liability insurance for managers (including Managers), officers (including Officers), employees or agents of the Company or any other Entity, all Indemnitees shall be covered by such policy in accordance with its terms to the maximum extent of the coverage available for any such Manager, Officer, employee or agent under such policy.

Section 6.7 Authorization for Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth herein. Such determination shall be made (a) by the disinterested members of the Board, or (b) if the Board so directs, by independent legal counsel in a written opinion. To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article VI, or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith, without the necessity of authorization in the specific case.

Section 6.8 Good Faith Defined. For purposes of any determination under Section 6.1 or Section 6.2, a Person shall be deemed to have acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Person’s conduct was unlawful, if such Person’s action is based on the records or books of account of the Company or another Entity, or on information supplied to such Person by the officers of the Company or another Entity in the course of their duties, or on the advice of legal counsel for the Company or another Entity, or on information or records given or reports made to the Company or another Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another Entity.

Section 6.9 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.1 or Section 6.2, and notwithstanding the absence of any determination thereunder, any Indemnitee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1 or Section 6.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standards of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Neither a contrary determination in the specific case under Section 6.2 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnitee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.9 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnitee shall also be entitled to be paid the expense of prosecuting such application.

Section 6.10 Certain Definitions. For purposes of this Article VI: (a) “the Company” shall include, in addition to the resulting Entity, any constituent Entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members, managers, directors, governors, officers, partners and employees or agents, so that any Person who is or was a member, manager, director, governor, officer, partner, employee or agent of such constituent Entity, or is or was serving at the request of such constituent Entity as a member, manager, director, governor, officer, partner, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving Entity as he or it would have with respect to such constituent Entity if its separate existence had continued; (b) references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan pursuant to Section 4975 of the Code; (c) references to “serving at the request of the Company” shall include any service as a member, manager, officer, employee or agent of the Company or any of its subsidiaries which imposes duties on, or involves services by, such member, manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (d) a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VI.

Section 6.11 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a Person who has ceased to be a Member, Manager or Officer of the Company (or a member, manager, director, governor, officer, partner, employee or agent of another Entity) and shall inure to the benefit of the heirs, executors, administrators and successors of such a Person and its directors, managers, partners, officers, equity holders and members and shall survive the dissolution, liquidation and termination of the Company. No amendment to this Article VI will impair the rights of any Person arising at any time with respect to events occurring prior to such amendment.

Section 6.12 Certain Indemnification Rights. The rights provided for in this Article VI, with respect to any Member, Manager or Officer (or any other Person that is or was serving at the request of the Company as a member, manager, director, governor, officer, partner, employee or agent of another Entity) (a) shall be contract rights based upon good and valuable consideration, pursuant to which such Member, Officer or Manager, as applicable, may bring suit as if the provisions of this Article VI were set forth in a separate written contract between such Member, Officer or Manager, as applicable, and the Company, (b) shall fully vest at the time such Member, Officer or Manager, as applicable, first assumes his position as a Member, Officer or Manager, as applicable, of the Company, (c) shall continue as to any Member, Officer or Manager who has ceased to be a Member, Officer or Manager, as applicable, of the Company and (d) shall inure to the benefit of each Member, Officer and Manager’s heirs, executors and administrators. To the extent that the Plan provides any indemnification rights in addition to the rights provided for in this Article VI, this Agreement shall be considered amended to the smallest degree possible in order to make such indemnification rights effective hereunder.

ARTICLE VII.

ACCOUNTS AND RECORDS

Section 7.1 Records to be Maintained. The Board shall keep or cause to be kept at (or accessible through, in the case of electronic books and records) the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, solid-state drives, flash memory, punch cards, magnetic tape, photographs, micrographs or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with GAAP.

Section 7.2 Access to Records. The records required to be maintained by the Company pursuant to Section 7.1, and any other books and records of the Company, wherever situated, are subject to inspection and copying, on a confidential basis, upon three (3) Business Days’ prior notice from any Qualified Holder, by and at the expense of such Qualified Holder, during regular business hours of the Company; provided, however, that notwithstanding the foregoing, each Class A Member shall continue to have all information and similar rights provided for elsewhere in this Agreement and by applicable law (including the Act). If a Qualified Holder seeks to inspect or copy any books and records of the Company pursuant to this Section 7.2, such Qualified Holder shall, and shall cause each of its Representatives and the Representatives of its Affiliates to, prior to receipt of such books and records of the Company, comply with the confidentiality provisions of each Member as set forth in Section 15.4.

Section 7.3 Annual Audit. The accounts of the Company and its consolidated subsidiaries will be audited (at the expense of the Company) as of the close of each fiscal year by an independent certified public accounting firm selected by the Board.

Section 7.4 Reports to Class A Members. The Company will use its commercially reasonable efforts to deliver to each Class A Member by electronic transmission (including, at the Company’s option, by posting such information on a website to which such Class A Members have access):

(a) as soon as practicable, but in no event later than forty-five (45) days after the end of each month, a Monthly Report;

(b) as soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter of the Company, other than the last fiscal quarter of each fiscal year, a Quarterly Report;

(c) as soon as practicable, but in no event later than one hundred twenty (120) days after the end of each fiscal year of the Company, an Annual Report; and

(d) as soon as practicable, but in no event later than five (5) Business Days of the occurrence of any event, notice of such event and information pertaining to such event that would be required to be filed on a Current Report on Form 8-K in accordance with the Exchange Act by the Company if the Company were required to file such report with the Commission;

provided that the Company shall not be required to provide access to any of the foregoing reports to Class A Members who first acquired their Class A Units after the Effective Date unless any such Class A Member certifies that he and his Controlled Affiliates are not engaged in the business of operating a Gaming establishment within a one hundred fifty (150) mile radius of the Company’s business (a “Competitive Business”). Notwithstanding the requirements of this Section 7.4, the Company shall be deemed to have furnished the information to the Class A Members as required by this Section 7.4 if it has filed such information with the Commission and such information is publicly available. Each Class B Member shall have only the right to obtain a copy of this Agreement, as provided in Section 4.15(j). The Class B Members shall have no right to obtain any other information under this Agreement.

Section 7.5 Conference Calls. At the request of one (1) or more Qualified Holders, the Company shall, not more than once per quarter, hold a conference call of a type customarily held by companies subject to the reporting requirements of the Exchange Act for the Class A Members to discuss the results of the prior quarter and other relevant matters. Such call may be held together with a similar call with holders of the Company’s (or its Affiliates’) indebtedness.

Section 7.6 Delivery of Reports to Prospective Investors. Class A Members may transmit information provided by the Company pursuant to Section 7.4 to any prospective investor or, at the Company’s option, the Company may provide website access to such information to any prospective investor identified to the Company by a Class A Member, subject to the entry by such prospective investor (the “Recipient”) into an agreement with the Company (a “Non-Disclosure Agreement”) containing the terms set forth in Section 7.7 and reasonably acceptable to the Company. The Non-Disclosure Agreement may be in the form of a writing executed by the Recipient and the Company or a “click through” acceptance of the applicable terms and conditions on the website pursuant to which information is delivered to the Recipient.

Section 7.7 Non-Disclosure Agreement. Each Non-Disclosure Agreement shall include the following terms and conditions.

(a) The Recipient shall not use any non-public information about the Company, any Affiliated Company, or any of their respective assets, customers, suppliers, contracts, employees, businesses or finances within the meaning of applicable securities laws (collectively, the “Non-Public Information”) in any way detrimental to the Company, including, without limitation, to the competitive disadvantage of the Company or any Affiliated Company.

(b) The Recipient shall not use the Non-Public Information if that use or communication would constitute a violation of applicable securities laws or regulations (including but not limited to laws or regulations prohibiting insider trading or tipping) and shall not communicate it to any other Person not bound by, or which has not otherwise agreed to abide by, the terms of this paragraph (ii), unless such information (i) is or becomes publicly available other than as a result of a disclosure in violation of an agreement with or obligation to the Company, (ii) was within the Recipient’s possession prior to it being furnished to the Recipient by or on behalf of the Company, (iii) is or becomes available to the Recipient on a non-confidential basis from a source (other than the Company) which is not known by the Recipient to be prohibited from disclosing such information to the Recipient by a legal, contractual or fiduciary obligation to the Company, (iv) is independently developed by the Recipient without the benefit of any Non-Public Information, or (v) unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Company as much advance notice as is practicable before making disclosure so as to provide the Company with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information and shall provide only such Non-Public Information as is required.

(c) The Recipient represents and agrees that (i) it is a Record Holder of Units, or a prospective purchaser of Units, and is an Accredited Investor and (ii) it is not, and none of its Controlled Affiliates are, engaged in the operation of a Competitive Business.

(d) The Recipient shall not disclose any Non-Public Information to any Person that engages in the operation of a Competitive Business unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Company as much advance notice as is practicable before making disclosure so as to provide the Company with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information and shall provide only such of Non-Public Information as is required.

ARTICLE VIII.

CONTRIBUTIONS AND CAPITAL ACCOUNTS

Section 8.1 Capital Account. The Company shall maintain a Capital Account for each Member on the books of the Company. Each Member’s Capital Account shall be maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and the provisions of this Agreement.

Section 8.2 Adjustments to Capital Account. The Capital Account of a Member shall be credited with the amount of all Capital Contributions by such Member to the Company. On the date hereof, the Members listed on Schedule I have made the contributions to the Company in exchange for Class A Units pursuant to the Plan. The Capital Account of a Member shall be increased by the amount of any Profits (or items of income or gain) allocated to such Member, and decreased by (a) the amount of any Losses (or items of loss or deduction) allocated to such Member, (b) the amount of any cash distributed to such Member, and (c) the Fair Market Value of any asset distributed in kind to such Member (net of all liabilities secured by such asset that such Member is considered to assume or take subject to under Section 752 of the Code). The Capital Account of the Member also shall be adjusted appropriately to reflect any other adjustment required pursuant to Treasury Regulations Section 1.704-1 or 1.704-2, as they may be amended or replaced, and adjustments required with respect to a redetermination of the Book Value of Company assets pursuant to Exhibit A.

Section 8.3 Member Information. The Company shall amend Schedule I from time to time to reflect any changes in the names or addresses of the Members or their respective Units and Class Member Percentages, and such amended Schedule I shall be provided to any Qualified Holder as promptly as practicable following such Qualified Holder’s written request to the Company for such amended Schedule I.

Section 8.4 Capital Contributions. The initial Capital Contribution of each Member will be set forth on Schedule III hereto after the Start Value has been determined in accordance with the terms of this Agreement. No Member shall be required to make any Capital Contribution.

Section 8.5 Sale or Exchange of Units. In the event of a Transfer of some or all of a Member’s Units, the Capital Account of the transferring Member shall become the Capital Account of the transferee acquiring such Units, to the extent it relates to the portion of the Units Transferred.

Section 8.6 Interest and Preferential Rights. Except as otherwise provided in this Agreement, no interest shall accrue on any Capital Accounts, and no Member shall have any preferential rights with respect to Distributions or upon dissolution of the Company except as otherwise expressly provided herein.

Section 8.7 Compliance with Section 704(b) of the Code. The provisions of this Agreement and Exhibit A attached hereto, as they relate to the maintenance of Capital Accounts and the allocation of Profits and Losses, are intended, and shall be construed, and, if necessary, modified, to cause the allocations of Profits, Losses, income, gain and credit pursuant to Article IX to have substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code, in light of the Distributions made pursuant to Article IX and the Capital Contributions made or deemed made pursuant to this Article VIII. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligating any Member to make a Capital Contribution in excess of the initial Capital Contribution, as set forth in the first sentence of Section 8.2, made by that Member.

ARTICLE IX.

DISTRIBUTIONS AND ALLOCATIONS

Section 9.1 Distributions. Distributions made by the Company shall be made in the order of priority set forth in this Section 9.1. The Board may, but shall not be obligated to, make Distributions at any time or from time to time.

(a) Distribution Waterfall. Distributions made pursuant to this Article IX shall be made to the holders of Units as follows:

(i) first, 100% to the holders of the Class A Units in proportion to their respective Class Member Percentage until the sum of aggregate cumulative Distributions made under this Section 9.1(a)(i) equals the Start Value; and

(ii) thereafter, to the holders of Units in accordance with their Membership Share Percentage.

(iii) Notwithstanding anything herein to the contrary, the following provisions shall apply with respect to any Class B Unit that is intended by the Board to be a “profits interest.”

(A) Such Class B Unit shall not participate in (and shall not be treated as outstanding for purposes of apportioning) any Distributions under Section 9.1(a)(ii) until a total amount equal to the Baseline Value with respect to such Class B Unit has been distributed in respect of other Units pursuant to Sections 9.1(a)(i) and (ii).

(B) Notwithstanding the foregoing provisions of this Section 9.1, any amount distributable to a Class B Member pursuant to this Section 9.1 (excluding, for the avoidance of doubt, Tax Distributions) with respect to a Class B Unit that has not yet vested (an “Unvested Distribution Amount”) shall not be paid over to such Class B Member until such Class B Unit vests. All Unvested Distribution Amounts shall be held by the Company in a segregated account until released to the applicable Class B Member in accordance with the terms of this Agreement. If any Class B Unit is forfeited or cancelled prior to vesting, any Unvested Distribution Amounts held by the Company with respect to such Class B Unit shall be forfeited and returned to the general accounts of the Company and shall be available for distribution to the other holders of Units.

(C) The Board shall have the discretion to make any determinations required under this Section 9.1(a)(iii), including as to a Baseline Value, the extent to which, if any, a Class B Unit will be excluded from participating in Company Distributions, and how Distributions may be modified in order to achieve the objectives of Section 4.2(c). The Board may amend this Section 9.1 upon the issuance of any subclass of Class B Units to reflect the respective rights of such subclass of Class B Units hereunder.

The determination of amounts to be distributed under this Section 9.1 shall be made at the date of each Distribution and shall give effect to all prior Distributions made pursuant to this Section 9.1.

(b) Tax Distributions. At the Board’s sole discretion, the Board may cause the Company to make Distributions to Members, including, without limitation, Class B Members, with respect to taxable income allocable to such Members (the “Tax Distributions”). For the purposes of calculating the amounts payable under Section 9.1(a), such Tax Distributions shall be treated as advances of any amounts such Members are entitled to receive pursuant to Section 9.1(a) and shall be offset against any amounts such Members are entitled to receive pursuant to or in accordance with Section 9.1(a) (other than Section 9.1(a)(i)).

(c) Cash and Non-Cash Distributions. Distributions may be in cash, Securities or other property, or partly in any of the foregoing. The amount of any non-cash distributable property to be distributed in accordance with this Section 9.1 shall be its Fair Market Value. Non-cash Distributions shall be made ratably to all Members eligible to receive such Distributions.

(d) Distributions Are Made to Record Holders. Each Distribution in respect of a Unit shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Unit as of the Record Date set for such Distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e) Limitations on Distributions. No Distribution shall be declared and paid unless, after the Distribution is made, the fair market value of the Company’s assets is in excess of all liabilities of the Company, including reasonable reserves for operating expenses and debt service, but excluding liabilities to Members on account of their Capital Accounts.

Section 9.2 Distributions upon Merger, Sale or Similar Transaction. In the event of a Distribution or other receipt of proceeds in connection with a sale of all or substantially all of the Company’s assets or Membership Interests, a merger of the Company or a similar transaction, or a transaction giving rise to Drag-Along Rights under Section 11.7, each Member shall receive in exchange for the Units Transferred by such Member in such transaction the same portion of the aggregate consideration from such transaction that such Member would have received if such aggregate consideration received in such transaction had been distributed by the Company in accordance with Section 9.1(a). Each Member and other Person made party hereto shall take all necessary or desirable actions in connection with the Distribution of the aggregate consideration from any such transaction as necessary to implement the economics contemplated by this Agreement, including without limitation, executing and delivering a proceeds sharing agreement to reflect the foregoing.

Section 9.3 Allocations of Profits and Losses. After giving effect to the principles, definitions and special allocations set forth in Exhibit A attached hereto, Profits and Losses for any taxable year, and in the discretion of the Board, individual items of income, gain, loss and deduction of the Company shall be allocated among the Members in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such taxable year, between (a) the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Company Minimum Gain, and (iii) such Member’s Member Nonrecourse Debt Minimum Gain and (b) the respective net amounts, positive or negative, which would be distributed to them (or for which they would be liable to the Company, apart from Section 13.6), determined as if the Company were to (x) sell the assets of the Company for an amount equal to their Book Value and (y) distribute the proceeds of such sale pursuant to Section 9.1(a).

Section 9.4 Allocations between Transferor and Transferee. If a Member Transfers or assigns any of such Member’s Units or if an Additional Member is admitted pursuant to Article XI, the distributive shares of the various items of Profits and Loss allocable among the Members during such taxable year of the Company shall be allocated either (a) as if the Company’s taxable year had ended on the date of the Transfer or admission or (b) based on the number of days of such taxable year before and after the Transfer or admission without regard to the results of Company activities in the respective portions of such taxable year. The Board shall determine which method shall be used to allocate the distributive shares of the various items of Profits and Losses between the Members and any substitute or Additional Members.

ARTICLE X.

TAXES

Section 10.1 Methods of Elections. The Board shall approve the making of any tax elections for the Company allowed under the Code or the tax laws of any Taxing Jurisdiction. Each Member agrees to cooperate with the Company in the event such Member is required to execute documents to give proper effect to any such election. Each Member, by becoming a Member, agrees not to treat any tax item or such Member’s individual tax return in a manner inconsistent with the treatment of such item by the Company, as reflected on the Schedule K-1 or other information statement furnished by the Company to such Member, or file any claim for refund relating to any such item which would result in such inconsistent treatment. The Board shall have the authority to make any tax elections for the Company allowed under the Code, or the tax laws of any Taxing Jurisdiction, including the authority to elect out of Subchapter K of the Code, without Member approval and to take any action in connection therewith to cause such election to be made, including but not limited to signing and filing on behalf of the Company or the Members any applicable form or notice.

Section 10.2 Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Jurisdiction so require, each Member will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member’s income, and interest and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalties and interest determined under the laws of the Taxing Jurisdiction with respect to such income. This Section 10.2 shall allow the Company to withhold and pay over any federal, state or foreign income taxes as required by applicable law. Any such withholding payments with respect to the income of a Member shall be treated as a Distribution for purposes of Article IX. The Company may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax, penalties and interest so paid.

Section 10.3 Tax Matters Partner. The Board shall select a tax matters partner (“TMP”) if required under Section 6231(a)(7) of the Code. The TMP may be removed, and a successor TMP selected, from time to time by the Board. Unless and until the TMP is authorized to do so by the Board, the TMP shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any Company tax matter, or enter into a settlement agreement relating to any Company tax matter, or execute or file any statements or forms, on behalf of the Company. The TMP shall promptly furnish to the Members all notices concerning administrative or judicial proceedings relating to federal income tax matters as required under the Code.

Section 10.4 Tax Returns. The Company shall use commercially reasonable efforts deliver to each of its Members (a) annually, within sixty (60) days after the end of such fiscal year or, if later, when such information is available, a report that shall include all necessary information required by each Member for preparation of its federal, state and local income or franchise tax or information returns, including each Member’s distributive share of taxable income or loss and any other items of income, gain, loss and deduction for such fiscal year and (b) all other information as may be reasonably requested by such Member to enable such Member or the holder of an indirect interest in such Member to comply with its tax reporting obligations.

Section10.5 Code Section 83 Safe Harbor Election. Each Member authorizes the Board to elect to apply the safe harbor (the “Safe Harbor”) set forth in proposed Treasury Regulation Section 1.83-3(1) and proposed IRS Revenue Procedure published in IRS Notice 2005-43 if such proposed Treasury Regulation or a similar Treasury Regulation is promulgated as a Treasury Regulation. If the Board determines that the Company should make such election, any grant of a Class B Unit shall require that (a) any Person to whom a Unit is Transferred in connection with the performance of services will comply with all requirements of the Safe Harbor with respect to all Units Transferred in connection with the performance of services while such election remains in effect, and (b) the Company and each of its Members will take all actions necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the applicable Treasury Regulations for such election to be effective until such time (if any) as the Board determines, in its sole discretion, that the Company should terminate such election. In accordance with Section 14.1(b)(ii)(C), the Board is further authorized to amend this Agreement to modify this Section 10.5 and Section 9.1 to the extent the Board determines in its discretion that such modification is necessary or desirable as a result of the issuance of any law, Treasury Regulations, notice or ruling relating to the tax treatment of the Transfer of a partnership interest in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Member expressly confirms and agrees that it will be legally bound by any such grant or amendment.

ARTICLE XI.

TRANSFER OF A MEMBER’S UNITS; REGISTRATION RIGHTS

Section 11.1 Transfers Generally. No Member may Transfer all or a portion of such Member’s Units, except as permitted under this Article XI. Any attempt to Transfer a Member’s Units or any portion thereof which does not comply with the terms and conditions of this Agreement shall be null and void. The Transfer restrictions set forth in Section 11.1 through Section 11.8 shall terminate simultaneously with the effectiveness of a Qualified IPO. Notwithstanding anything herein to the contrary, no Member shall, in any way, directly or indirectly, pledge, assign or otherwise encumber all or any portion of such Member’s Units.

Section 11.2 Restrictions on Transfer of Units.

(a) Notwithstanding anything herein to the contrary, all Units shall at all times be subject to and governed by the applicable Gaming Laws. Any Transfer of Units may be subject to prior approval by Gaming Authorities and the Company. As a result, any purported Transfer of any Units that is not approved in advance by the applicable Gaming Authority is void, unless the applicable Gaming Authority does not grant advance approvals or does not require advance approval with respect to such Transfer. Every transferee of a Member’s Units must be individually registered, licensed or found suitable according to the provisions of applicable Gaming Laws. No Person may become a Member or a transferee of a Member’s Units until such Person secures all required advance approval of the applicable Gaming Authority, unless such Gaming Authority does not grant advance approvals or does not require advance approval with respect to such Transfer or the admission of such Person as a Member. Any purported Transfer in violation of this Section 11.2(a) shall be void ab initio until (i) the Company ceases to be subject to the jurisdiction of any Gaming Authority or (ii) each applicable Gaming Authority shall, by affirmative action, validate such Transfer or waive any defect with respect thereto.

(b) Subject to (i) the provisions of this Agreement, including with respect to any series or class of Securities of the Company, the provisions of any statement of designations or other instrument establishing such series or class, (ii) any contractual provision set forth herein binding on any Member, and (iii) provisions of applicable law including the Securities Act, the Bankruptcy Code and the rules, regulations and interpretations related thereto, Units shall be freely transferable to any Person. Any attempted Transfer that is prohibited by this Agreement shall be null and void and shall not be effective to Transfer any Units, but only to the minimum extent necessary to prevent the Transfer from being a Transfer that is prohibited. The Company may institute legal proceedings to force rescission of a Transfer prohibited by this Agreement and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer.

(c) No sale or other Transfer of any Units shall be made unless the transferee executes and delivers to the Company a Joinder Agreement, assuming and agreeing to be bound by all of the terms and conditions of this Agreement and to be a Member hereunder.

(d) Notwithstanding anything herein to the contrary, no sale or other Transfer of any Units shall be made if: (i) such sale or other Transfer would violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such sale or other Transfer, (ii) (A) the transferor and transferee have not each delivered to the Company an unqualified Publicly Traded Partnership Certificate from a duly authorized officer of each of the transferor and transferee (or, if such transferor or transferee is an individual, from such individual) substantially in the form attached hereto as Exhibit C and (B) the Board shall have reasonably determined that such proposed Transfer would likely cause the Company to be treated as a “publicly traded partnership” for purposes of Section 7704 of the Code, (iii) such proposed Transfer would cause the Company to be in violation of any Gaming Laws, (iv) following such proposed Transfer the Company would have more than four hundred fifty (450) Record Holders, (v) such proposed Transfer does not comply with the Right of First Refusal, the Tag-Along Right and the Drag-Along Right or (vi) such proposed Transfer other than to a Permitted Transferee is for consideration other than all cash.

(e) The Board shall have the power to determine, in its reasonable discretion, all matters related to this Section 11.2, including matters necessary or desirable to administer or to determine compliance with this Section 11.2, and, absent actual fraud, manifest error, or self dealing, the determinations of the Board shall be final and binding on the Company and the Record Holders.

(f) Class B Units may not be Transferred except pursuant to an exercise of Drag-Along Rights or a Transfer to the Company as provided in a separate written agreement between the holder of such Class B Unit and the Company, which agreement has been approved by the Board.

Section11.3 Registration and Transfer of Units.

(a) The Company shall keep or shall cause the Transfer Agent to keep on behalf of the Company a register that, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 11.2, this Section 11.3 and Sections 11.5, 11.6 and 11.7, will provide for the registration and Transfer of Units and the Class Member Percentage held by each Member. The Transfer Agent is hereby appointed registrar and transfer agent for the purposes of registering Units and Transfer of such Units as herein provided.

(b) By acceptance of the Transfer of any Units, each transferee of such Units (including any nominee holder or an agent or representative acquiring such Units for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Units so Transferred to such Person when any such Transfer or admission is reflected in the books and records of the Company, with or without execution of this Agreement, (ii) shall be deemed to agree to be bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) shall become a Record Holder of the Units so Transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants powers of attorney to the Officers of the Company to Transfer such Units on the books of the Company, and (vi) makes the consents and waivers contained in this Agreement. The Transfer of any Units and the admission of any new Member shall not constitute an amendment to this Agreement except as provided in Article XII and Section 14.1(b)(ii). No charge shall be imposed by the Company for the Transfer of Units.

(c) All out-of-pocket costs and expenses, taxes or other governmental charges incurred by a Member in connection with any Transfer by a Member of all or a part of such Member’s Units shall be borne by such Member unless otherwise approved by the Board.

Section 11.4 Right of First Refusal.

(a) A Member may not Transfer any of such Member’s Class A Units to any Person, other than to a Permitted Transferee or pursuant to the exercise of the Tag-Along Right under Section 11.5 or the Drag-Along Right under Section 11.7, without first offering to sell such Class A Units to the Qualified Holders pursuant to the provisions of this Section 11.4. Any Member wishing to Transfer all or any of its Class A Units (the “Offeror”) to a Person who is not a Permitted Transferee (the “Proposed Purchaser”) shall deliver a written notice of a bona fide offer from such Proposed Purchaser (an “Offer Notice”) to (i) the other Qualified Holders and (ii) if the number of Class A Units to be Transferred pursuant to the Offer Notice (the “Subject Units”) constitutes in the aggregate 40% or more the Class A Units, all other Members (each an “Offeree” and, collectively, the “Offerees”), with a copy to the Company and the Board, not less than sixty (60) days prior to Transferring its Class A Units to such Proposed Purchaser. A Qualified Holder may Transfer its Right of First Refusal to a Permitted Transferee and such Permitted Transferee shall be deemed to have a Right of First Refusal pursuant to this Section 11.4 as a transferee of such Qualified Holder.

(b) The Offer Notice shall state: (i) the identity and address of the Proposed Purchaser, (ii) the number of Subject Units, (iii) the price per Unit to be paid by the Proposed Purchaser (the “Offered Price”), (iv) if the number of Subject Units to be Transferred in any one (1) transaction or in a series of related transactions by one (1) or more Offerors constitutes in the aggregate 40% or more of the outstanding Class A Units, that the Proposed Purchaser has been informed of the Tag-Along Right and has agreed, subject to exercise of the Right of First Refusal by any Qualified Holder, to purchase the Tag-Along Units for a pro rata share of all consideration received by the Offeror in accordance with Section 11.5, and (v) such other material terms and conditions upon which the proposed Transfer is to be made. The Offer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(c) At any time within the twenty (20) day period immediately following the receipt of the Offer Notice, each Qualified Holder may elect, by delivery of written notice to the Offeror(s), with a copy to the other Qualified Holders, the Company and the Board (the “Purchase and Tag-Along Notice”), (i) to exercise a right (the “Right of First Refusal”) to purchase its pro rata share of the Subject Units (the “ROFR Portion”), based on the ratio of (A) the number of Class A Units then held by such Qualified Holder to (B) the total number of Class A Units held by all Qualified Holders at such time, on the same terms and conditions set forth in the Offer Notice or (ii) exercise the Tag-Along Right (as defined in Section 11.5(a)).

(d) The Purchase and Tag-Along Notice shall state (i) whether the Qualified Holder desires to purchase its ROFR Portion, (ii) whether the Qualified Holder desires to purchase the maximum amount of the Subject Units available, including its pro rata share of amounts not purchased by other Qualified Holders, and (iii) if the number of Subject Units set forth on the Offer Notice constitutes in the aggregate 40% or more of the outstanding Class A Units, whether the Qualified Holder elects not to purchase any of the Subject Units but wishes to sell a portion of the Class A Units held by such Qualified Holder in accordance with Section 11.5 and, if so, the number of Class A Units to be sold thereunder. Notwithstanding the foregoing, the Tag-Along Right shall not be exercised by a Qualified Holder if such Qualified Holder exercises its Right of First Refusal with respect to such Transfer, and a Qualified Holder’s option either to purchase or to sell pursuant to the Offer Notice shall not be construed as an option to both purchase and sell with respect to the same Transfer.

(e) The Offeror shall not be required to sell any of its Class A Units to the Qualified Holders unless all of the Subject Units are subscribed for by the Qualified Holders and in the event less than all of the Subject Units are subscribed for by the Qualified Holders the Offeror shall be free to sell to the Proposed Purchaser pursuant to the terms set forth in the Offer Notice subject to Section 11.5.

(f) Should any Qualified Holder not exercise its ROFR Portion under Section 11.4(c) in full, the Offeror(s) shall give written notice of such non-exercise and the number of remaining Class A Units subject to all such unexercised ROFR Portions (the “Excess ROFR Portion”) to the Qualified Holders who exercised their Right of First Refusal with respect to their entire ROFR Portion (each, a “Fully Participating Person” and, collectively, the “Fully Participating Persons”), with a copy to the Board. Each Fully Participating Person shall be permitted ten (10) days from the date such notice is received to exercise the Right of First Refusal with respect to all of the Excess ROFR Portion; provided that if more than one (1) such Fully Participating Person wishes to exercise the Right of First Refusal with respect to all of the Excess ROFR Portion, each such Fully Participating Person shall only have the right to exercise the Right of First Refusal with respect to a percentage of such Excess ROFR Portion equal to the ratio of (i) the number of Class A Units then held by such Fully Participating Person to (ii) the total number of Class A Units held by all Fully Participating Persons wishing to so exercise.

(g) The purchase price for the Subject Units to be purchased by a Qualified Holder exercising its Right of First Refusal shall be the Offered Price. Payment of the purchase price shall be made in cash, by bank cashier’s check or certified check or by wire transfer of immediately available funds to the account designated by the Offeror. The closing with respect to a Transfer of Subject Units to a Qualified Holder pursuant to the Right of First Refusal under this Section 11.4 shall be held at the time and place specified in the Offer Notice but in any event within sixty (60) days of the date the Offer Notice is delivered to the Qualified Holders or, in the case of a Transfer by an Unsuitable Person, such other time period required pursuant Section 4.5 (the “Outside Transfer Date”); provided that if any such Transfer by a person who is not an Unsuitable Person is subject to regulation by any Gaming Authority or other regulatory agency, the Outside Transfer Date shall be extended during the period in which the Qualified Holder diligently pursues the applicable regulatory approvals until the expiration of five (5) Business Days after all such regulatory approvals have been received; provided, further, that in no event shall the closing occur later than one hundred eighty (180) days following the date on which an Offer Notice is delivered unless such time period is extended by the Board based upon information received from a Gaming Authority that a longer period of time is required before such Gaming Authority will make a determination of suitability. If the proposed Transfer does not meet the requirements of Section 11.2(d)(iii) prior to the Outside Transfer Date, such Qualified Holder shall be deemed to have forfeited the right to purchase any Subject Units pursuant to the Purchase and Tag-Along Notice.

(h) The exercise or non-exercise of the Right of First Refusal hereunder shall not adversely affect the right of any Qualified Holder to participate in subsequent purchases of Class A Units sought to be Transferred by any Member.

(i) The provisions of this Section 11.4 shall not be applicable in the event of an exercise of a Member(s)’ Drag-Along Right pursuant to Section 11.7.

Section 11.5 Tag-Along Rights.

(a) If the number of Subject Units to be Transferred in any one (1) transaction or in a series of related transactions by one (1) or more Offerors constitutes in the aggregate 40% or more of the outstanding Class A Units, each Offeree who delivers to the Offeror(s), within the twenty (20) day period immediately following the receipt of the Offer Notice, a Purchase and Tag-Along Notice indicating such Offeree’s desire to sell a portion of such Offeree’s Class A Units with the Offeror(s) (such Offeree, a “Tagging Member”) shall have an irrevocable and exclusive right to participate in the sale of the Subject Units by the Offeror(s) on the same terms and conditions as specified in the Purchase and Tag-Along Notice (the “Tag-Along Right”). Each Tagging Member may sell to the Proposed Purchaser a percentage of such Tagging Member’s Class A Units equal to the product of (i) a fraction, the numerator of which is the Tagging Member’s Class Member Percentage and the denominator of which is the aggregate Class Member Percentage of the Offeror(s) and all Tagging Members and (ii) the number of Subject Units to be Transferred in the transaction(s) (such Units representing such percentage of such Tagging Member’s Class A Units being referred to collectively as the “Tag-Along Units”). The consideration received by the Offeror(s) and the Tagging Members shall be allocated among such Members on a pro rata basis.

(b) Failure by any Offeree to deliver to the Offeror(s) a properly completed Purchase and Tag-Along Notice indicating such Offeree’s desire to sell a portion of such Offeree’s Class A Units within the twenty (20) day period immediately following the receipt of the Offer Notice shall be deemed an election by such Tagging Member not to sell such Tagging Member’s Units pursuant to the Offer Notice.

(c) The closing with respect to a Transfer of Tag-Along Units to a Proposed Purchaser pursuant to this Section 11.5 shall be held at the time and place specified in the Offer Notice but in any event no later than the Outside Transfer Date; provided that if any such Transfer is subject to regulation by any Gaming Authority or other regulatory agency, the Outside Transfer Date shall be extended during the period in which the Proposed Purchaser diligently pursues the applicable regulatory approvals until the expiration of five (5) Business Days after all such regulatory approvals have been received; provided, further, that in no event shall the closing occur later than one hundred eighty (180) days following the date on which an Offer Notice is delivered to the Offerees unless such time period is extended by the Board based upon information received from a Gaming Authority that a longer period of time is required before such Gaming Authority will make a determination of suitability.

(d) Consummation of the sale of Units by any Offeror to a Proposed Purchaser shall be conditioned upon consummation of the sale by each Tagging Member to such Proposed Purchaser of the Tag-Along Units, if any.

(e) The Offeror(s) party to a sale to a Proposed Purchaser shall arrange for payment in cash (by bank cashier’s check or certified check or by wire transfer of immediately available funds to the account(s) designated by the Tagging Member(s)) directly by the Proposed Purchaser to each Tagging Member, upon delivery of an appropriate assignment in form and substance reasonably satisfactory to the Proposed Purchaser, which assignment shall be made free and clear of all liens, claims and encumbrances except as provided by this Agreement or as otherwise agreed to by such Proposed Purchaser.

(f) The exercise or non-exercise of the Tag-Along Right hereunder shall not adversely affect the right of any Offeree to participate in subsequent sales of Class A Units sought to be Transferred by any Member.

(g) The provisions of this Section 11.5 shall not be applicable with respect to any Member in the event of an exercise by such Member of such Member(s)’ Right of First Refusal pursuant to Section 11.4 or with respect to the exercise of the Drag-Along Right pursuant to Section 11.7, and Members shall not have any rights under this Section 11.5 with respect to Units purchased by a Qualified Holder pursuant to an exercise of the Right of First Refusal.

Section 11.6 Non-Exercise of Rights.

(a) If the sale of Subject Units by the Offerors and the sale of the Tag-Along Units to the Proposed Purchaser have not each been completed, as applicable, in accordance with the terms of the Proposed Purchaser’s offer by the Outside Transfer Date (subject to any extensions for regulatory approvals pursuant to Section 11.4(f) or Section 11.5(c)), (i) all the restrictions on sale, Transfer or assignment contained in this Agreement with respect to Tag-Along Units shall again be in effect, and (ii) the Offeror may, during the next succeeding ninety

(90) days (the “Third Party Outside Date”), sell the Subject Units not purchased by the Offerees to a third party on the terms and conditions described in the Offer Notice (any such proposed sale, a “Proposed Third Party Sale”); provided that if any such Transfer is subject to regulation by any Gaming Authority or other regulatory agency, the Third Party Outside Date shall be extended during the period in which the third party diligently pursues the applicable regulatory approvals until the expiration of five (5) Business Days after all such regulatory approvals have been received but not later than one hundred eighty (180) days following the date on which an Offer Notice is delivered to the Offerees. In the event such Transfer does not close within such one hundred eighty (180) day period because of the failure to obtain regulatory approvals, the Transfer of the affected Subject Units shall not be consummated and the Subject Units not transferred shall continue to be subject to the restrictions of this Article XI.

(b) Promptly after the consummation of a Proposed Third Party Sale, (i) the Offeror shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company and, thereafter, (ii) the Company shall deliver notices to the Offeror and the transferee who has purchased such Units of the registration of the Transfer of such Units. Any proposed Transfer on terms and conditions materially different from those described in the Offer Notice, as well as any proposed Transfer by the Offeror after the expiration of Third Party Outside Date, shall again be subject to the Right of First Refusal and shall require compliance by the Offeror with all the restrictions on Transfer contained herein, including Section 11.4 and Section 11.5.

Section 11.7 Drag-Along Rights.

(a) In the event of any proposed Transfer of Class A Units constituting in the aggregate more than 50.0% of the aggregate number of the Class A Units, determined as of the date the Drag-Along Notice is given by one (1) or more Members (hereinafter for purposes of this Section 11.7, collectively, the “Drag-Along Selling Members”) to a Person that is not an Affiliate of any Drag-Along Selling Member (such Person being hereinafter referred to as the “Drag-Along Purchaser”), other than in a bona fide public distribution pursuant to an effective registration statement under the Securities Act, such Drag-Along Selling Members shall have the right (the “Drag-Along Right”), to require each other Member, including Class B Members (hereinafter for purposes of this Section 11.7, the “Dragged Members”), to Transfer to the Drag-Along Purchaser the same percentage of their respective Units as the Drag-Along Selling Member desires to sell to the Drag-Along Purchaser (such Units as may be required to be so Transferred being hereinafter referred to as the “Drag-Along Units”); provided that each Dragged Member, with respect to its Units, receives consideration on a pro rata basis with all other Members owning Units of the same class and such consideration shall be allocated in the manner set forth in the Distribution waterfall set forth in Section 9.1.

(b) The Drag-Along Selling Members shall exercise their Drag-Along Right by giving notice (the “Drag-Along Notice”) to each Dragged Member at least twenty (20) days prior to the date of the proposed Transfer stating: (i) the number of Drag-Along Units to be Transferred, (ii) the identity and address of the Drag-Along Purchaser, (iii) the purchase price to be paid by the Drag-Along Purchaser, (iv) that the Drag-Along Purchaser has been informed of the Drag-Along Right and has agreed to purchase the Drag-Along Units in accordance with the terms hereof, and (iv) such other material terms and conditions upon which the proposed Transfer is to be made. The Drag-Along Notice shall also include a copy any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(c) The closing with respect to any Transfer to a Drag-Along Purchaser pursuant to this Section 11.7 shall be held at the time and place specified in the Drag-Along Notice but in any event within sixty (60) days of the date the Drag-Along Notice is delivered to the Dragged Members (the “Drag-Along Outside Date”); provided that if any such Transfer is subject to regulation by any Gaming Authority or other regulatory agency, the Drag-Along Transfer Date shall be extended during the period in which the Drag-Along Purchaser diligently pursues the applicable regulatory approvals until the expiration of five (5) Business Days after all such regulatory approvals have been received; provided, further, that in no event shall the closing occur later than one hundred eighty (180) days following the date on which an Drag-Along Notice is delivered to the Dragged Members unless such time period is extended by the Board based upon information received from a Gaming Authority that a longer period of time is required before such Gaming Authority will make a determination of suitability. Consummation of the Transfer of Units by any Member to a Drag-Along Purchaser (i) shall be conditioned upon consummation of the Transfer by each Drag-Along Selling Member to such Drag-Along Purchaser of the Units proposed to be Transferred by the Drag-Along Selling Members and (ii) may be effected by a Transfer of the Units or the merger, consolidation or other combination of the Company with or into the Drag-Along Purchaser or its Affiliate, in one (1) or a series of related transactions. If the proposed Transfer with respect to the applicable Drag-Along Units subject to the Drag-Along Notice does not meet the requirements of Section 11.2(d)(iii) prior to the Outside Transfer Date, such Drag-Along Selling Member shall be deemed to have forfeited its Drag-Along Right in connection therewith.

(d) The Drag-Along Selling Members who are parties to a Transfer to a Drag-Along Purchaser shall arrange for payment in cash (by bank cashier’s check or certified check or by wire transfer of immediately available funds to the accounts designated by the Dragged Members) directly by the Drag-Along Purchaser to each Dragged Member, upon delivery of an appropriate assignment in form and substance reasonably satisfactory to the Drag-Along Purchaser, which assignment shall be made free and clear of all liens, claims and encumbrances, except as provided by this Agreement or as otherwise agreed to by such Drag-Along Purchaser. In connection with any Transfer pursuant to a Drag-Along Notice, no Dragged Member shall be required to (i) make any representations or warranties except that it has the authority to Transfer its Drag-Along Units, is the sole owner of such Drag-Along Units and has good and valid title to such Drag-Along Units, and that the Transfer of such Drag-Along Units does not violate any agreement to which it is a party or by which it is bound and (ii) be subject to any post-closing covenants. The agreement effecting any proposed Transfer pursuant to a Drag-Along Notice shall provide that a Dragged Member shall have no individual liability, other than in connection with any breach of any representations or warranties that may be delivered as set forth in clause (i) of the preceding sentence, in which case liability resulting from a breach of such representations or warranties may not exceed the lesser of (x) its pro rata share of the aggregate consideration received and (y) the net proceeds actually received by such Dragged Member pursuant to such Transfer.

(e) If the sale of Units by the Drag-Along Selling Members and the sale of the Drag-Along Units have not been completed in accordance with the terms of the Drag-Along Notice by the Drag-Along Outside Date (subject to any extensions for regulatory approvals pursuant to Section 11.7(c)), all the restrictions on sale, Transfer or assignment contained in this Agreement with respect to Units owned by the Drag-Along Selling Members shall again be in effect.

(f) Any exercise of the Drag-Along Right pursuant to this Section 11.7 shall take precedence over and supersede any conflicting provisions of Section 11.4 and Section 11.5.

Section 11.8 Permitted Transfers. Notwithstanding anything herein to the contrary, Permitted Transfers shall not be subject to the provisions of Section 11.4, Section 11.5 and Section 11.7.

Section 11.9 Qualified IPO. Immediately prior to the consummation of a Qualified IPO, the Members and the Board shall take all necessary and desirable actions in consummation of any such Qualified IPO, and, if approved by the Board, effect a Solvent Reorganization of the Company into a corporation and/or an exchange of the Units into Securities of the Company or its subsidiaries or Distribution of Securities of the Company or its subsidiaries in respect of Units (the “Reclassified Securities”) the Board finds acceptable; provided that the Reclassified Securities provide each Member with substantially similar economic interest and priority.

Section 11.10 Registration Rights.

(a) Demand Registration.

(i) Subsequent to a Qualified IPO, and subject to applicable Gaming Laws and the limitations contained in the following paragraphs of this Section 11.10, at any time and from time to time any Member or Members holding in the aggregate at least 15% of the outstanding Class A Units or Reclassified Securities may deliver to the Company a written request for the registration by the Company under the Securities Act of at least 10% of the outstanding Registrable Shares; provided, however, that with respect to any requests under this Section 11.10(a), the anticipated aggregate gross proceeds covered by the request shall be equal to or exceed $15,000,000. Upon such request, the Company shall:

(A) promptly (but in any event within five (5) days) give written notice of such request for registration pursuant to Section 11.10(a)(i) to all other holders of Registrable Shares, and all such holders of Registrable Shares shall have the right, exercisable by written notice to the Company within twenty (20) days following their receipt of such notice, to elect to include in the registration pursuant to Section 11.10(a)(i) such portion of their Registrable Shares as they may request; and

(B) promptly use its best efforts to effect the registration under the Securities Act of such Registrable Shares.

(ii) Notwithstanding anything contained in Section 11.10(a)(i) to the contrary, the Company shall not be obligated to effect any registration of Registrable Shares under the Securities Act, except in accordance with the following provisions:

(A) The Company shall not be obligated to file and cause to become effective more than three (3) registration statements pursuant to a demand made on the Company pursuant to Section 11.10(a)(i) on Form S-1 (or any successor form thereto), nor shall the Company be obligated to effect any demand registration within one hundred eighty (180) days after the effective date of a previous demand registration; provided that each holder who owns at least 25% of the Registrable Shares on the Chapter 11 Plan Effective Date will be entitled to one (1) demand registration in addition to the foregoing.

(B) Any registration initiated by a Member pursuant to Section 11.10(a)(i) shall not count as a registration for purposes of Section 11.10(a)(i)(A) unless and until such registration shall have become effective and at least 80% of the Registrable Shares requested to be included in any registration pursuant to Section 11.10(a)(i) shall have been actually sold.

(C) With respect to any demand registration pursuant to Section 11.10(a)(i), the Company shall give notice of such registration to the Qualified Holders who own Registrable Shares and have not requested registration hereunder and, upon the request of any such Qualified Holder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the aggregate number of Registrable Shares requested to be included in such registration exceeds the largest number that can be included in such registration without materially adversely affecting the distribution (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares proposed to be included in such registration shall be included in the following order:

(1) first, the Registrable Shares requested to be included therein by the holders requesting the registration (or, if necessary, such Registrable Shares pro rata among such holders based upon the number of Registrable Shares held by each such holder); and

(2) second, to the extent that the number of Registrable Shares to be registered is less than the largest number that can be included in such registration without materially adversely affecting the distribution (including pricing) of the Registrable Shares proposed to be included in such registration, other Registrable Shares requested to be included in such registration pro rata among the holders thereof.

(D) If any Member so elects, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The requesting Member shall select one (1) or more nationally-recognized firms of investment bankers and managing underwriters to administer such offering. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell its Securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(E) At any time before the registration statement covering such Registrable Shares becomes effective, the requesting Member may request by written notice to the Company to withdraw the registration statement.

(F) With respect to any request for registration pursuant to this Section 11.10(a), if (i) the Board reasonably and in good faith determines that such filing would be materially detrimental to the Company (including with respect to any Gaming Law or Gaming License held by the Company) or require a disclosure of a material fact that might reasonably be expected to have a material and adverse effect on the Company or any or any of its subsidiaries or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity Securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction, and (ii) the Company shall furnish the holders of Registrable Shares who have requested such registration a certificate signed by an executive officer of the Company to such effect, the Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a registration pursuant to this Section 11.10(a); provided that the Company may not postpone the filing or the effectiveness of a registration statement pursuant to this Section 11.10(a) for more than one hundred twenty (120) days during any twelve (12) month period.

(b) Piggyback Registration.

(i) If the Company at any time proposes for any reason to register Primary Shares under the Securities Act (other than on Form S-4 or Form S-8 under the Securities Act (or any successor forms thereto)), the Company shall promptly give written notice to Qualified Holders who own Registrable Shares of its intention to so register such Primary Shares at least ten (10) days before the initial filing of the registration statement related thereto and, upon the request of any such Qualified Holder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the aggregate number of Registrable Shares and Primary Shares requested to be included in such registration exceeds the largest number that can be included in the such registration without materially adversely affecting the distribution (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares and Primary Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Primary Shares; and

(B) second, to the extent that the number of Primary Shares to be registered under Section 11.10(b)(i)(A) is less than the largest number that can be included in such registration without materially adversely affecting the distribution (including pricing) of the Primary Shares proposed to be included in such registration, the Registrable Shares based on the number of Registrable Shares held by each such holder.

(ii) Notwithstanding anything to the contrary set forth in this Section 11.10(b), if the managing underwriter for an underwritten offering advises the Company that the inclusion of all Registrable Shares proposed to be included in any registration by any Qualified Holder would interfere with the successful marketing (including pricing) of such Securities to be offered thereby, then the number of such Securities proposed to be included in such registration by each Qualified Holder shall be reduced pro rata (based on the number of such Securities to be offered by each such holder) to the lower of the number of such Securities that the managing underwriter advises that the Qualified Holders may sell in the initial underwritten offering and the number of such Securities calculated pursuant to the foregoing.

(c) Registrations on Form S-3.

(i) At such time as the Company shall have qualified for the use of Form S-3 or any successor form thereto, each Qualified Holder shall have the right to request an unlimited number of registrations of Registrable Shares on Form S-3 (which may, at such holders’ request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (A) specify the number of Registrable Shares intended to be transferred and the holders thereof, (B) state whether the intended method of Transfer of such Registrable Shares is an underwritten offering or a shelf registration, and (C) relate to Registrable Shares having an aggregate gross offering price (not taking into account underwriters discounts and commissions) of at least $10,000,000, and upon receipt of such request, the Company shall use its efforts to promptly effect the registration under the Securities Act of the Registrable Shares so requested to be registered. A requested registration on Form S-3 (or its successor form) in compliance with this Section 11.10(c) shall not count as a registration statement initiated pursuant to Section 11.10(a)(i).

(ii) With respect to any request for registration pursuant to this Section 11.10(c), if (i) the Board reasonably and in good faith determines that such filing would be materially detrimental to the Company or require a disclosure of a material fact that might reasonably be expected to have a material and adverse effect on the Company or any of its subsidiaries or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity Securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction, and (ii) the Company shall furnish the holders of Registrable Shares who have requested such registration a certificate signed by an executive officer of the Company to such effect, the Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a registration pursuant to this Section 11.10(c); provided that the Company may not postpone the filing or the effectiveness of a registration statement pursuant to this Section 11.10(c) for more than one hundred twenty (120) days during any twelve (12) month period.

(d) Shelf Registration.

(i) In addition to registrations pursuant to Sections 11.10(a)-(c), and commencing the date on which the Company shall have qualified for the use of Form S-3 or any successor form thereto, each Qualified Holder shall be entitled to request that the Company file a shelf registration statement with respect to all or part of their Registrable Shares pursuant to Rule 415 of the Securities Act (the “Shelf Registration”). The Company shall use its reasonable efforts to have the Shelf Registration declared effective as soon as practicable after such filing, and shall use its reasonable efforts to keep the Shelf Registration effective and updated, from the date such Shelf Registration is declared effective until the earliest to occur of (A) such time as all of the Registrable Shares registered thereunder shall cease to be Registrable Shares, (B) such time as the holder requesting the Shelf Registration beneficially owns less than 1% of the issued and outstanding equity Securities of the Company, and (C) three (3) years from the date such Shelf Registration is declared effective (such period, the “Shelf Registration Effectiveness Period”). The Company shall supplement or amend, if necessary, the Shelf Registration, as required by the instructions applicable to such registration form or by the Securities Act or as reasonably requested by the holders of (or any underwriter for) not less than 51% of the Registrable Shares registered thereunder, and the Company shall furnish to the holders of the Registrable Shares to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall pay all registration expenses in connection with the Shelf Registration, whether or not it becomes effective, and whether all, none or some of the Registrable Shares are sold pursuant to the Shelf Registration. A Shelf Registration pursuant to this Section 11.10(d) shall not be deemed to have been effected (x) unless a Shelf Registration has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered thereby and for the Shelf Registration Effectiveness Period or (y) if after it has become effective, the Shelf Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or court for any reason not attributable to the holders of Registrable Shares and has not thereafter become effective.

(ii) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for a registration pursuant to Sections 11.10(a)-(c) is submitted to the Company, and such request asks that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Shares which are requested to be registered. If the Company does not pay the filing fee covering the Registrable Shares at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Shares are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Shares to the extent any Securities registered under the previous shelf registration statement remain unsold. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(e) Holdback Agreement.

(i) If the Company at any time shall register Securities under the Securities Act in an underwritten offering (A) pursuant to a Qualified IPO or (B) pursuant to any other registration, if the Qualified Holders of a majority of Registrable Shares agree in writing that this Section 11.10(e) applies to such registration, the Qualified Holders of Registrable Shares shall not sell, make any short sale of, or otherwise publicly Transfer, any Registrable Shares (other than Permitted Transfers and other than Transfers consummated pursuant to such registration) without the prior written consent of the Company, for a period (the “Lockup Period”) designated by the Company in writing to the Qualified Holders of Registrable Shares; provided that, unless the Qualified Holders agree to a longer period, (x) in the case of a Qualified IPO, the Lockup Period shall be no longer than one hundred eighty (180) days from the date of consummation of such Qualified IPO, and (y) in the case of any other public offering of Securities, the Lockup Period shall be no longer than ninety (90) days from the date of consummation of such offering.

(ii) If the Company at any time shall register Registrable Shares under the Securities Act for sale to the public pursuant to an underwritten offering, the Company shall agree to not, without the prior written consent of the Qualified Holders, effect any public sale or distribution of Securities similar to those being registered, or any Securities convertible into or exercisable or exchangeable for such Securities, for such period as shall be determined by the managing underwriters.

(f) Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, at its own expense and as expeditiously as practicable:

(i) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been disposed of;

(ii) furnish, at least five (5) Business Days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one (1) counsel selected by the holders of at least a majority of the Class A Units (the “Members’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Members’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other Transfer of such Registrable Shares;

(iv) promptly notify in writing the Members’ Counsel of the receipt by the Company of any notification with respect to (A) any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto, which the Company will take all reasonable actions required to prevent the entry of such stop order or remove it if entered after the filing of the registration statement, or the initiation or threatening of any proceeding for that purpose, and (C) the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of Registrable Shares to consummate the Transfer in such jurisdictions of the Registrable Shares owned by such Persons; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (v);

(vi) furnish to the holders of Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Persons may reasonably request in order to facilitate the public sale or other Transfer of such Registrable Shares;

(vii) without limiting paragraph (v) above, cause such Registrable Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of Registrable Shares to consummate the Transfer of such Registrable Shares;

(viii) notify the holders of Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the holders of Registrable Shares, prepare and furnish to such Persons a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) make available, for inspection by the holders of Registrable Shares, any underwriter participating in any Transfer pursuant to such registration statement and any attorney, accountant or other agent retained by the holders representing a majority of the outstanding Registrable Shares or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s Officers, Managers and employees to supply all such information (the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (C) such Information has been made generally available to the public, or (D) such disclosure is required to be made under applicable law;

(x) use its best efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(xi) use its best efforts to obtain from its legal counsel an opinion or opinions in customary form;

(xii) provide a transfer agent and registrar (which may be the same Entity and which may be the Company) for such Registrable Shares;

(xiii) promptly issue to any underwriter to which the holders of Registrable Shares may sell Registrable Shares in such offering certificates evidencing such Registrable Shares;

(xiv) list such Registrable Shares on any national securities exchange on which any Registrable Shares are listed or use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the Financial Industry Regulatory Authority (“FINRA”), or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

(xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its Security holders, as soon as reasonably practicable, earnings statements covering a period of twelve (12) months beginning within three (3) months after the effective date of the subject registration statement; and

(xvi) otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 11.10(f)(viii), shall forthwith discontinue Transfer of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.10(f)(viii), and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

(g) Expenses. All expenses incurred by the Company and the Members in complying with its obligations in connection with the registration and Transfer of Registrable Shares, including, without limitation, all registration and filing fees (including all expenses incident to filing with FINRA), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants and fees and expenses of the Members’ Counsel shall be paid by the Company; provided, however, that all underwriting discounts, selling commissions applicable to the Registrable Shares shall be borne by the holders selling such Registrable Shares, in proportion to the number of Registrable Shares sold by each such holder.

(h) Indemnification.

(i) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Registrable Shares, each of such holder’s officers, directors, managers, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), costs and reasonable expenses (including legal fees and expenses), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by the holders of Registrable Shares specifically for use in the preparation thereof.

(ii) In connection with any registration of Registrable Shares under the Securities Act pursuant to the terms of this Agreement, each holder of Registrable Shares shall severally (based on the percentage of all Registrable Shares and Primary Shares included in such registration), and not jointly and severally, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 11.10(h)(i)) the Company and each Manager and Officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be in proportion and limited to, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

(iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 11.10(h), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one (1) or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice), and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim.

(iv) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

(v) In the defense of any claim or litigation pursuant to this Section 11.10(h), the indemnifying party shall not, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which imposes restrictions or non-monetary obligations on the indemnified party, nor shall the indemnifying party, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement unless such judgment or settlement includes an unconditional release of each indemnified party from any liabilities arising out of such claim, action, suit or proceeding and contains no admission of fault or wrongdoing.

(vi) The indemnification provided for under this Section 11.10(h) will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the Transfer of Securities.

(i) Information by Holder. The Members shall furnish to the Company such written information regarding the Members as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Section 11.10.

(j) Exchange Act Compliance. From the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Company shall cooperate with the Members in supplying such information as may be necessary for the Members to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

(k) Compliance with Rule 144 and Rule 144A. In the event that the Company (i) registers a class of Securities under Section 12 of the Exchange Act, (ii) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (iii) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder of Registrable Shares who proposes to sell securities in compliance with Rule 144, the Company will (x) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (y) make available to the public and such holders such information, and take such action as is reasonably necessary, to enable the holders of Registrable Shares to make sales pursuant to Rule 144. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Shares and to any prospective purchaser of Registrable Shares under Rule 144A, the information described in Rule 144A(d)(4) of the Securities Act.

(l) No Conflict of Rights; Future Rights. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to the Members under the terms of this Agreement.

ARTICLE XII.

ADMISSION OF ADDITIONAL MEMBERS

Section 12.1 Additional Members. From the date hereof (and without limiting the ability of Persons to become Additional Members upon a Permitted Transfer of Units by a Member), any Person acceptable to the Board may become an Additional Member of the Company. No Additional Member shall be entitled to any retroactive allocation of income, gain, loss, deduction or credit by the Company. At the Board’s option, at the time the Additional Member is admitted, the Company may close its books (as though the Company’s taxable year had ended) or make pro rata allocations of income, gain, loss, deduction or credit to the Additional Member for that portion of the Company’s taxable year in which the Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder. Upon admission of an Additional Member, the Company shall amend Schedule I of this Agreement in order to reflect such Additional Member’s Class Member Percentage.

ARTICLE XIII.

DISSOLUTION AND WINDING UP

Section 13.1 Term and Dissolution. The Company shall continue in full force and effect in perpetuity, except that the Company shall be dissolved and its affairs wound up prior to such date upon the first to occur of the following events:

(a) the approval by a Supermajority Vote of the Members and the Board in accordance with Section 5.7 that the Company should dissolve;

(b) at such time as there are no Members; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act by a court of competent jurisdiction.

Upon the dissolution of the Company, no further business shall be done in the Company’s name or on the Company’s behalf except the completion of any incomplete transactions and the taking of such action as shall be necessary for the winding up of the affairs of the Company and the Distribution of its assets.

Section 13.2 Distribution of Assets on Dissolution. Upon the statutory dissolution of the Company, the Board shall (i) cause the Company property to be sold in such manner as it deems appropriate to obtain the reasonably best prices for its assets, (ii) value Company assets at its then Fair Market Value for assets that the Board determines need not be sold, but may be distributed in kind to the Members, (iii) determine the Capital Accounts of the Members pursuant to Article VIII by treating the day of liquidation as the final day of the fiscal year of the Company, and (iv) take the following actions and make the following Distributions out of property of the Company in the following manner and order:

(a) to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company liabilities;

(b) to establish any reserves for the period of time the Board deems necessary and advisable to provide for the payment of contingent or unascertainable liabilities; and

(c) to the Members in accordance with Section 9.1.

Section 13.3 Reasonable Time. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to maximize the realization of full value therefrom, but in all events, as required by Treasury Regulations Section 1.704-1(b)(2)(ii).

Section 13.4 Cancellation of Certificate of Formation. Upon the completion of the Distribution of Company cash and property as provided in Section 13.2 in connection with the liquidation of the Company, the Company shall be terminated, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled, and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.5 Return of Contributions. No Manager or Officer will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members or Record Holders, or any portion thereof, it being expressly understood that any such return shall be made solely from the Company’s assets.

Section 13.6 Capital Account Restoration. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

Section 13.7 Effect of Dissolution. Upon dissolution, the Company shall cease carrying on, as distinguished from the winding up of, the Company business, but the Company shall not be terminated, but shall continue until the winding up of the affairs of the Company is completed and a Certificate of Cancellation with respect to the Company, or the equivalent thereof, has been issued by the Secretary of State of the State of Delaware.

ARTICLE XIV.

AMENDMENT

Section 14.1 Amendments.

(a) Amendments Generally. Subject to any required Supermajority Vote of the Board, amendments, restatements, supplements, waivers and other modifications of this Agreement may be effected, from time to time, by a Supermajority Vote of the Members; provided, however, that during the period there are Original Senior Notes Holders who own Class A Units, no such amendment shall alter or eliminate, without the consent of the holders of a majority of the Class A Units held by such Original Senior Notes Holders, the Preemptive Rights set forth in Section 4.7, the Tag-Along Rights set forth in Section 11.5 and the information rights set forth in Section 7.4 and Section 7.6.

(b) Amendments by the Board. The Board, without the approval of any Member, may make any non-material amendments to any provision of this Agreement (including the Exhibits and Schedules hereto) in compliance with this Section 14.1(b).

(i) The Board shall provide prior written notice of such non-material amendment to the Qualified Holders (which notice may be posted to IntraLinks or a similar electronic data room or distributed to the Qualified Holders via e-mail). If a Qualified Holder has an objection to such amendment, such amendment shall be deemed to be a material amendment and shall be subject to the approval requirements of material amendments to this Agreement. If no Qualified Holder informs the Board of an objection to such amendment within ten (10) days of the date of the Board’s notice, such amendment shall be deemed to be non-material and may be effected solely with the approval of a simple majority of the Board.

(ii) Notwithstanding the foregoing, this Agreement may be amended as required to facilitate or implement any of the following purposes solely with the approval of a simple majority of the voting power of the Board:

(A) a change to reflect the admission, substitution, termination or withdrawal of, or change of the ownership of Units by, any Member in accordance with this Agreement;

(B) a change that is necessary to qualify the Company as a limited liability company or a company in which the Members have limited liability; or

(C) a change that is: (1) required or specifically contemplated by this Agreement and (2) necessary to reflect the current Capital Contributions and number and class of Units held by each Member on the books and records of the Company, following any change to such items in accordance with the provisions of this Agreement.

ARTICLE XV.

MISCELLANEOUS PROVISIONS

Section 15.1 Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Members. No such party shall be bound by any terms, conditions, statements or representations, oral or written, not herein contained. Each such party hereby acknowledges that such party has not been induced, persuaded or motivated by any promise or representation made by any other party, unless expressly set forth herein. The Company and each Member has had adequate opportunity to retain legal, accounting, tax and financial counsel to advise it regarding the provisions of this Agreement. All previous negotiations, statements and preliminary instruments by such parties or their representatives are merged in this Agreement.

Section 15.2 Rights of Creditors and Third Parties. This Agreement is entered into for the exclusive benefit of the Company, its Members, and their successors. Except as provided in Article VI and Section 11.10(h), this Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person.

Section 15.3 Waiver of Right to Partition. Each of the Members irrevocably waives, during the term of the Company, any right that such Member, in its capacity as a Member, may have to maintain any action for partition with respect to the property and assets of the Company, and hereby agrees, in his capacity as a Member, not to file a bill for an accounting or otherwise proceed adversely in any manner whatsoever against the other Members or the Company, except for fraud or violation of this Agreement.

Section 15.4 Confidentiality. Subject to the provisions of Section 7.6, each Member will, and will cause each of its Representatives and the Representatives of its Affiliates to, keep confidential all Non-Public Information received from or otherwise relating to, the Company, the Affiliated Companies, and their respective properties, assets, customers, suppliers, contracts, employees, finances and businesses and all other information which the Company or any Affiliated Company have agreed by contract or law to keep confidential (“Confidential Information”) and will not, and will not permit its Representatives to, (a) disclose Confidential Information to any other Person other than (i) to another party hereto for a valid business purpose of the Company, or (ii) in the case of Members who are also Officers of the Company, in carrying out their duties in the best interests of the Company and its subsidiaries, or (b) use Confidential Information for anything other than as necessary and appropriate in carrying out the business of the Company or monitoring such Member’s investment and interest in the Company. The restrictions set forth herein do not apply to any disclosures required by law or regulatory authority (pursuant to the advice of counsel), so long as (x) the Person subject to such disclosure obligations provides prior written notice (to the extent reasonably practicable) to the Company stating the basis upon which the disclosure is asserted to be required, and (y) the Person subject to such disclosure obligations takes all reasonable steps to oppose or mitigate any such disclosure. As used herein the term “Confidential Information” shall not include information that (1) is or becomes generally available to the public other than as a result of a disclosure by a Member or its partners, directors, officers, employees, agents, counsel, investment advisers or other agents or representatives (all such Persons being collectively referred to as “Representatives”) in violation of this Agreement, (2) is or was available to such Member on a non-confidential basis prior to its disclosure to such Member or its Representatives by the Company or (3) was or becomes available to such Member on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of such Member’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

Section 15.5 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act, applied without respect to any conflicts-of-law principles.

(b) EACH PARTY, BY ITS AGREEMENT TO BE BOUND BY THE TERMS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE (i) AGREED THAT ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THE OWNERSHIP OR OPERATION OF THE COMPANY, THE INTERPRETATION, NEGOTIATION OR ENFORCEMENT OF THIS AGREEMENT AND THE OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION WITH THE

FOREGOING, WILL BE BROUGHT AND LITIGATED ONLY IN THE APPROPRIATE STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE, (ii) IRREVOCABLY CONSENTED TO PERSONAL JURISDICTION AND VENUE IN ANY SUCH COURT AND HEREBY WAIVES ANY CLAIM IT MAY HAVE THAT SUCH COURT IS AN INCONVENIENT OR IMPROPER FORUM FOR THE PURPOSES OF ANY SUCH SUIT, ACTION OR OTHER PROCEEDING AND (iii) IRREVOCABLY CONSENTED TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS OF SUCH PARTY SET FORTH IN OR DESIGNATED PURSUANT TO SECTION 15.6, OR BY ANY OTHER MEANS PERMITTED BY THE LAWS OF THE STATE OF DELAWARE.

(c) EACH PARTY, BY ITS AGREEMENT TO BE BOUND BY THE TERMS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVED ITS RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RELATED AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN (IN EACH CASE, WHETHER FOR CLAIMS SOUNDING IN CONTRACT OR IN TORT).

Section 15.6 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient either personally or by facsimile, electronic transmission (including e-mail) or overnight courier; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Schedule I, or such other address as that Member may specify by notice to the other Members, and the Company. All notices, requests, and consents to be sent to the Company must be sent to or made at the address provided below, or as the Company may specify by notice to the Members:

Majestic Holdco, LLC

301 Fremont Street, 12th Floor

Las Vegas, NV 89109

Attention: Cara Brown

Tel: (702) 388-2404

Fax: (702) 382-5562

E-mail: cbrown@majesticstar.com

All notices, requests, and consents to be sent to a Manager must be sent to or made at the address noted above, to the attention of the Company’s Secretary.

Section 15.7 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any agreement or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. A waiver will only be effective if in writing and signed by the party against whom the waiver is charged.

Section 15.8 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

Section 15.9 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, unless expressly provided otherwise in this Agreement, their respective heirs, legal representatives, successors and assigns, to the extent that any such heir, legal representative, successor or assign becomes a transferee of Units pursuant to a Transfer that is otherwise permitted by this Agreement.

Section 10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Signature page follows.]

Signatures

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

MAJESTIC HOLDCO, LLC

Signed:	/s/ Jon Bennett
Name: Jon Bennett
Title: Senior Vice President, Chief Financial Officer and Treasurer

CLASS A MEMBER (individual or entity name)

Signed:
Name:
Title (if applicable):

[Majestic Holdco, LLC Second Amended and Restated LLC Agreement Signature Page]

Schedule II

INITIAL MANAGERS

Senior Secured Notes Managers

Patrick J. Halloran

Joseph M. Deignan

Senior Notes Managers

John W. Risner

Cezar Froelich

Chairman of the Board

Patrick J. Halloran

Exhibit A

OTHER ALLOCATION PROVISIONS

1. Definitions Relating to Other Allocation Provisions.

1.1 “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of the Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

1.2 “Book Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Book Value of any asset contributed (or deemed contributed for federal income tax purposes) by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board, which in the case of assets held by the Company on the Chapter 11 Plan Effective Date shall be made in a manner consistent with the Start Value;

(b) The Book Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Board, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution of money or other property; (ii) the Distribution by the Company of more than a de minimis amount of money or other property to a Member as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) and (iv) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of being a Member; provided, however, that the adjustments pursuant to clauses (i), (ii) and (iv) shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) The Book Value of any Company asset distributed to any Member shall be the gross Fair Market Value of such asset (taking Code Section 7701(g) into account) on the date of Distribution; and

(d) The Book Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and this Exhibit A; provided, however, that Book Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Board determines that an adjustment pursuant to subparagraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Book Value of an asset has been determined or adjusted hereunder, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

1.3 “Company Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d) with respect to “partnership minimum gain”.

“Depreciation” means an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset. Except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any accounting period, Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such period bears to such beginning adjusted tax basis, provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Board; provided further that if the remedial allocation method described in Treasury Regulations Section 1.704-3(d) is used to take account of the difference between an asset’s Book Value and its adjusted tax basis, Depreciation shall be determined in accordance with Treasury Regulations Section 1.704-3(d)(2).

1.4 “Member Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4) with respect to “partner nonrecourse debt”.

1.5 “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, as determined in accordance with Treasury Regulations Section 1.704-2(i).

1.6 “Member Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

1.7 “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(l).

1.8 “Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

2. Special Allocations. The allocations in Article IX shall be subject to the following special allocations, which shall be made in the following order of priority:

2.1 Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of Article IX or this Exhibit A, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 2.1 is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

2.2 Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of Article IX or this Exhibit A, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 2.2 is intended to comply with the minimum gain chargeback requirement in Treasury Regulations 1.704-2(i)(4) and shall be interpreted consistently therewith.

2.3 Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or Distributions described in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 2.3 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Article IX and this Exhibit A have been tentatively made as if this Section 2.3 were not in the Agreement. This Section 2.3 is intended to qualify as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

2.4 Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (a) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (b) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 2.4 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in Article IX and this Exhibit A have been made as if Section 2.3 of this Exhibit A and this Section 2.4 were not in the Agreement.

2.5 Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Members in proportion to their respective Class Member Percentages and Class Sharing Percentages.

2.6 Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

2.7 Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

3. Curative Allocations.

3.1 Definitions. The “Regulatory Allocations” consist of the “Basic Regulatory Allocations,” as defined in Section 3.2 hereof, the “Nonrecourse Regulatory Allocations,” as defined in Section 3.3 hereof, and the “Member Nonrecourse Regulatory Allocations,” as defined in Section 3.4 hereof.

3.2 Basic Regulatory Allocations. The “Basic Regulatory Allocations” consist of allocations pursuant to Sections 2.3, 2.4 and 2.7 of this Exhibit A. Notwithstanding anything herein to the contrary, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 3.2 shall only be made with respect to allocations pursuant to Section 2.7 of this Exhibit A to the extent the Board reasonably determines that allocations pursuant to this Section 3.2 will not otherwise be inconsistent with the economic agreement among the parties to this Agreement.

3.3 Nonrecourse Regulatory Allocations. The “Nonrecourse Regulatory Allocations” consist of all allocations pursuant to Sections 2.1 and 2.5 of this Exhibit A . Notwithstanding anything herein to the contrary, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (a) no allocations pursuant to this Section 3.3 shall be made prior to the Company fiscal year during which there is a net decrease in Company Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Company Minimum Gain, and (b) allocations pursuant to this Section 3.3 shall be deferred with respect to allocations pursuant to Section 2.5 of this Exhibit A to the extent the Board reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 2 of this Exhibit A.

3.4 Member Nonrecourse Regulatory Allocations. The “Member Nonrecourse Regulatory Allocations” consist of all allocations pursuant to Sections 2.2 and 2.6 hereof. Notwithstanding anything herein to the contrary, other than the Regulatory Allocations, the Member Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Member Nonrecourse Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Member Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (a) no allocations pursuant to this Section 3.4 shall be made with respect to allocations pursuant to Section 2.6 of this Exhibit A relating to a particular Member Nonrecourse Debt prior to the Company fiscal year during which there is a net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Member Minimum Gain, and (b) allocations pursuant to this Section 3.4 shall be deferred with respect to allocations pursuant to Section 2.6 of this Exhibit A hereof relating to a particular Member Nonrecourse Debt to the extent the Board reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 2 of this Exhibit A.

3.5 Discretionary Curative Allocations. The Board shall have reasonable discretion, with respect to each Company fiscal year, to (a) apply the provisions of Sections 3.2, 3.3, and 3.4 of this Exhibit A in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (b) divide all allocations pursuant to Sections 3.2, 3.3, and 3.4 of this Exhibit A among the Members in a manner that is likely to minimize such economic distortions.

4. Other Allocation Rules.

4.1 Allocation of Certain Recapture Items. To the maximum extent possible, any income recapture under Code Sections 1245 and 1250 shall be allocated to the Members in the same proportions as the depreciation deductions giving rise to such income or recapture were allocated among such Members and their respective predecessors in interest in accordance with applicable Treasury Regulations.

4.2 Section 704(c) Allocations. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value. In the event the Book Value of any Company asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and any deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.2 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

4.3 Ordinary Income and Capital Gain Items. Except as provided in Section 4.1, the characterization of allocations as ordinary income and capital gains, including the allocation of gain recognized for federal income tax purposes from a Transfer of Company assets shall be proportionate to allocations of Profits and Losses to the Members.

4.4 Certain Available Cash Distributions. To the extent permitted by Treasury Regulations Section 1.704-2(h)(3), the Board may treat Distributions of Available Cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such Distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

4.5 Allocations to Have “Substantial Economic Effect”. The allocations under the Agreement (including this Exhibit A) are intended to have substantial economic effect and/or be in accordance with the Members’ interests in the Company as such terms are defined in Code Section 704(b) and the Treasury Regulations promulgated thereunder.

EXHIBIT B

FORM OF JOINDER AGREEMENT

                    , 20__

Majestic Holdco, LLC

21050 140th Street,

Iowa Falls, IA 50126

Attn: Chief Financial Officer

Re:	Amended and Restated Limited Liability Company Agreement of Majestic Holdco, LLC dated , 2011 (the “Agreement”)

Ladies and Gentlemen:

By execution of this letter agreement, the undersigned:

(i) agrees to become a Member (as such term is defined in the Agreement) party to, and to be bound in all respects by the terms and provisions of the Agreement;

(ii) certifies that he is an “accredited investor” within the meaning of Rule 501 under the Securities Act; and

(iii) agrees and acknowledges that the address provided on the signature page hereto shall be included as part of Schedule I of the Agreement as if originally provided therein.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.

[Name of Recipient]

By:

Address:

Facsimile No.:

E-mail:

B-1

EXHIBIT C

FORM OF PUBLICLY TRADED PARTNERSHIP CERTIFICATE

I,                                                      , do hereby certify [that I am the                                               of                                                   (the “Certifying Person”), and, as such, I am authorized to execute and deliver this Certificate pursuant to Section 11.2(d)(ii) of the Amended and Restated Limited Liability Company Agreement of Majestic Holdco, LLC (the “Company”), dated as of                         , 2011 (the “Agreement”), on behalf of the Certifying Person, and I do hereby certify], represent, warrant, acknowledge and agree[, on behalf of the Certifying Person,] as follows:

(1)	the proposed Transfer of Class [A][B] Units (the “Proposed Transfer”) shall not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulation Section 1.7704-1(a)(1); and

(2)	in the event the certification set forth in Item (1) of this Certificate is inaccurate or untrue in any material respect, the Proposed Transfer shall be in violation of, inter alia, Section 11.2(d)(ii) of the Agreement and shall be subject to the provisions of Section 11.1 of the Agreement.

Capitalized terms used but not defined in this certificate are used with the meanings provided in the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate [on behalf of the Certifying Person] on this        day of                     , 20      .

[ ]

Name:

C-1